EXHIBIT 3.1




                      ARTICLES OF AMENDMENT AND RESTATEMENT

                                OF PROLOGIS TRUST

                                TABLE OF CONTENTS

ARTICLE I. THE TRUST                                                       1
         Section 1.        Name                                            1
         Section 2.        Resident Agent                                  1
         Section 3.        Nature of Trust                                 2
         Section 4.        Powers and Purposes                             2
         Section 5.        Conflicts of Interest                           2

ARTICLE II. SHARES                                                         2
         Section 1.        Shares of Beneficial Interest                   2
         Section 2.        Series A Preferred Shares                       3
         Section 3.        Series B Preferred Shares                       3
         Section 4.        Series C Preferred Shares                       4
         Section 5.        Series D Preferred Shares                       4
         Section 6.        Series A Junior Participating Preferred Shares  4
         Section 7.        Series E Preferred Shares                       4
         Section 8.        Sale of Shares                                  4
         Section 9.        General Nature                                  4
         Section 10.       Acquisition of Shares                           4
         Section 11.       Transferability; Transfer Restrictions and
                              Ownership Limitations                        4
         (a)      Definitions                                              5-6
         (b)      Ownership Limitation                                     7
         (c)      Excess Shares                                            8-9
         (d)      Prevention of Transfer                                   10
         (e)      Notice to Trust                                          10
         (f)      Information for Trust                                    11
         (g)      Other Action by Board                                    11
         (h)      Ambiguities                                              11
         (i)      Modification of Existing Holder Limits                   11
         (j)      Increase or Decrease in Ownership Limit                  11
         (k)      Limitations on Changes in Existing Holder and
                    Ownership Limits                                       11
         (l)      Waivers by the Board                                     12
         (m)      Legend                                                   12
         (n)      Severability                                             12
         (o)      Transfer of Excess Shares                                12
         (p)      Distributions on Excess Shares                           12
         (q)      Voting of Excess Shares                                  12
         (r)      Non-Transferability of Excess Shares                     13
         (s)      Acting as Agent                                          13
         (t)      Call by Trust on Excess Shares                           13
         (u)      Underwritten Offerings                                   13
         Section 12.       Exemptions from Certain Provisions of
                              Maryland Law                                 13

ARTICLE III. SHAREHOLDERS                                                  14
         Section 1.        Meetings                                        14
         Section 2.        Voting                                          14
         Section 3.        Distributions                                   14
         Section 4.        Annual Report                                   14
         Section 5.        Inspection Rights                               14
         Section 6.        Nonliability and Indemnification                14
         Section 7.        Notice of Nonliability                          15

ARTICLE IV. THE TRUSTEES                                                   15
         Section 1.        Number, Qualification, Compensation and Term    15
         Section 2.        Resignation, Removal and Death                  16
         Section 3.        Vacancies                                       16
         Section 4.        Successor Trustees                              16
         Section 5.        Meetings and Action Without a Meeting           16
         Section 6.        Authority                                       16
         Section 7.        Powers                                          16-17
         Section 8.        Right to Own Shares                             18
         Section 9.        Transactions with Trust                         18
         Section 10.       Limitation of Liability                         18
         Section 11.       Indemnification                                 18
         Section 12.       Persons Dealing with Trustees                   18
         Section 13.       Election of Officers                            19
         Section 14.       Committees and Delegation of Powers and Duties  19

ARTICLE V. TERMINATION AND DURATION                                        19
         Section 1.        Termination                                     19
         Section 2.        Merger, Consolidation or Sale of Trust Property 19
         Section 3.        Duration                                        19

ARTICLE VI. AMENDMENTS                                                     19
         Section 1.        Amendment by Shareholders                       19
         Section 2.        Amendment by Trustees                           20
         Section 3.        Requirements of Maryland Law                    20

ARTICLE VII. MISCELLANEOUS                                                 20
         Section 1.        Construction                                    20
         Section 2.        Headings for Reference Only                     20
         Section 3.        Filing and Recording                            20
         Section 4.        Applicable Law                                  20
         Section 5.        Certifications                                  20
         Section 6.        Severability                                    20
         Section 7.        Bylaws                                          21
         Section 8.        Recording                                       21

ARTICLE VIII. LIMITATION OF LIABILITY AND INDEMNIFICATION                  21
         Section 1.        Limitation of Liability of Officers and
                              Employees                                    21
         Section 2.        Indemnification of Officers and Employees       21
         Section 3.        Insurance                                       21



ANNEX A - SERIES A CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX B - SERIES  B  CUMULATIVE  CONVERTIBLE   REDEEMABLE  PREFERRED  SHARES  OF
          BENEFICIAL INTEREST

ANNEX C - SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX D - SERIES D CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

ANNEX E - SERIES A JUNIOR PARTICIPATING PREFERRED SHARES

ANNEX F - SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST

                                 PROLOGIS TRUST
                      ARTICLES OF AMENDMENT AND RESTATEMENT

         These Articles of Amendment and Restatement of the Amended and Restated Declaration of Trust of ProLogis Trust are made as of June 24, 1999.

                                    RECITALS

         1. ProLogis Trust, a Maryland real estate investment trust (the "Trust"), desires to amend and restate its declaration of trust as currently in effect and as hereinafter amended.

         2. The amendment to and restatement of the declaration of trust of the Trust as hereinafter set forth was duly advised by the Board of Trustees (the "Board") of the Trust and approved by the shareholders (the "Shareholders") of the Trust as required by law.

         3. The Trustees desire that the Trust continue to qualify as a "real estate investment trust" under the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland, as amended ("Title 8"), so long as such qualification, in the opinion of the Trustees, is advantageous to the Shareholders of the Trust.

         4. The beneficial interests in the Trust are divided into transferable Shares of one or more classes of shares of beneficial interest evidenced by certificates or, if the class or series of Shares are uncertificated, by the share records of the Trust.

                                   DECLARATION

         NOW, THEREFORE, the Trustees hereby declare that they hold the duties of Trustees hereunder and hold all assets of the Trust presently existing and hereafter to be received, and all rents, income, profits and gains therefrom, from whatever source derived, in trust for the Shareholders in accordance with the terms and conditions hereinafter provided, which are all of the provisions of the Trust's declaration of trust as currently in effect and as hereinafter amended.

ARTICLE I.  THE TRUST

         Section 1.  Name.

         (a) The Trust governed by these Articles of Amendment and Restatement (as amended, supplemented or restated from time to time, this "Declaration of Trust") is herein referred to as the "Trust" and shall be known by the name "ProLogis Trust." So far as may be practicable, legal and convenient, the affairs of the Trust shall be conducted and transacted under such name, which name shall not refer to the Trustees individually or personally or to the beneficiaries or Shareholders of the Trust, or to any officers, employees or agents of the Trust.

         (b) Under circumstances in which the Board determines that the use of the name "ProLogis Trust" is not practicable, legal or convenient, it may as appropriate use the Trustees' names with suitable reference to their Trustee status, or some other suitable designation, or it may adopt another name under which the Trust may hold property or operate in any jurisdiction which name shall not, to the knowledge of the Board, refer to beneficiaries or Shareholders of the Trust. Legal title to all of the properties subject from time to time to this Declaration of Trust shall be transferred to, vested in and held by the Trust in its own name or by the Trustees as joint tenants with right of survivorship as Trustees of the Trust, except that the Board shall have the power to cause legal title to any property of the Trust to be held by and/or in the name of one or more of the Trustees, or any other person as nominee, on such terms, in such manner and with such powers as the Board may determine, provided that the interest of the Trust therein is, in the judgment of the Board, appropriately protected.

         (c) The Trust shall have the authority to operate under an assumed name or names in such state or states or any political subdivision thereof where it would not be legal, practical or convenient to operate in the name of the Trust. The Trust shall have the authority to file such assumed name certificates or other instruments in such places as may be required by applicable law to operate under such assumed name or names.

         (d) The Board may amend this Declaration of Trust, without Shareholder approval, to change the name or other designation of the Trust.

         Section 2. Resident Agent. The name and address of the resident agent of the Trust in the State of Maryland is CSC-Lawyers Incorporating Service Company, 11 East Chase St., Baltimore, Maryland 21202. The Trust may have such other offices or places of business within or without the State of Maryland as the Board may from time to time determine.

         Section 3. Nature of Trust. The Trust is a real estate investment trust within the meaning of Title 8. The Trust is not intended to be, shall not be deemed to be and shall not be treated as, a general partnership, limited partnership, joint stock association or a corporation. The Shareholders shall be beneficiaries in such capacity in accordance with the rights conferred on them hereunder.

         Section 4. Powers and Purposes. The Trust is formed pursuant to the provisions of, and shall have all of the powers provided in, Title 8, as it may be amended from time to time, and shall have such additional powers as are not inconsistent with, and are appropriate with respect to, the purpose of the Trust as set forth in this Declaration of Trust. The purpose of the Trust is to invest in notes, bonds and other obligations secured by mortgages on real property and to purchase, hold, lease, manage, sell, exchange, develop, subdivide and improve real property and interests in real property, and in general, to do all other things in connection with the foregoing and to have and exercise all powers conferred by Maryland law on real estate investment trusts formed under Maryland law, and to do any or all of the things set forth herein to the same extent as natural persons might or could do. In addition, it is intended that the business of the Trust shall be conducted so that the Trust will qualify (so long as such qualification, in the opinion of the Board, is advantageous to the Shareholders) as a "real estate investment trust" as defined in the Code.

         Section 5. Conflicts of Interest. Any transactions between the Trust and any Trustee or any affiliates thereof shall be approved by a majority of the Trustees not otherwise interested in such transactions.

ARTICLE I.  SHARES

         Section 1.  Shares of Beneficial Interest.

         (a) The units into which the beneficial interests in the Trust shall be divided shall be designated as shares of beneficial interest ("Shares"), with a par value of $0.01 per Share; provided, that the Board may amend this Declaration of Trust, without shareholder approval, to change the par value of any class or series of Shares of the Trust and the aggregate par value of the Shares of the Trust. Ownership of Shares shall be evidenced by certificates in such form as shall be determined by the Board from time to time in accordance with Maryland law; provided, however, that the Board may provide that some or all of any or all classes or series of Shares shall be uncertificated. The owners of the Shares, who are the beneficiaries of the Trust, shall be designated as "Shareholders". The certificates shall be negotiable and title thereto shall be transferred by assignment or delivery in all respects as a stock certificate of a Maryland corporation. The Shares shall consist of common shares of beneficial interest, par value $0.01 per Share (the "Common Shares"), and such other types or classes of Shares as the Board may create and authorize from time to time and designate as representing a beneficial interest in the Trust. The consideration paid for the issuance of Shares shall be determined by the Board and shall consist of money paid, tangible or intangible property or labor or services actually performed. Shares shall not be issued until the full amount of the consideration has been received by the Trust. The Board may authorize Share dividends or Share splits. All Shares issued hereunder shall be, when issued, fully paid, and no assessment shall ever be made on the Shareholders.

         (b) Immediately before the filing of this Declaration of Trust, the total number of Shares of all classes which the Trust had authority to issue was 230,000,000, consisting of 198,450,000 Common Shares, 5,400,000 Series A
Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series A Preferred Shares"), 8,050,000 Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series B Preferred Shares"), 2,300,000 Series C Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series C Preferred Shares"), 11,500,000 Series D Cumulative Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per Share (the "Series D Preferred Shares"), 2,300,000 Series A Junior Participating Preferred Shares, par value $0.01 per Share (the "Junior Participating Preferred Shares") and 2,000,000 Series E Cumulative Redeemable Preferred Shares of Beneficial
Interest, par value $0.01 per Share (the "Series E Preferred Shares"), representing an aggregate par value of $2,300,000. Immediately after the filing of this Declaration of Trust, the total number of Shares of all classes which the Trust has authority to issue is 275,000,000, consisting of 243,000,000 Common Shares, 5,400,000 Series A Preferred Shares, 8,050,000 Series B Preferred Shares, 2,300,000 Series C Preferred Shares, 11,500,000 Series D Preferred
Shares, 2,750,000 Junior Participating Preferred Shares and 2,000,000 Series E Preferred Shares, representing an aggregate par value of $2,750,000. If Shares of one class are classified or reclassified into Shares of another class of Shares pursuant to this Article II (including an exchange of Shares into Excess Shares (defined below) pursuant to Section 11(c)), the number of authorized Shares of the former class shall be automatically decreased and the number of Shares of the latter class shall be automatically increased, in each case by the number of Shares so classified or reclassified, so that the aggregate number of Shares of all classes that the Trust has authority to issue shall not be more than the aggregate number of Shares of all classes that the Trust has authority to issue set forth in the second sentence of this paragraph. The Board, without any action by the shareholders of the Trust, may amend the Declaration of Trust from time to time to increase or decrease the aggregate number of Shares or the number of Shares of any class or series that the Trust has authority to issue.

         (c) The Board may classify or reclassify any unissued Shares from time to time by setting or changing the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or distributions, qualifications or terms or conditions of redemption of the Shares by filing articles supplementary pursuant to Maryland law. The Board is authorized to issue from the authorized but unissued Shares of the Trust preferred Shares in series and to establish from time to time the number of preferred Shares to be included in each such series and to fix the designation and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption of the Shares of each series. Except for Shares so classified or reclassified and any preferred Shares issued hereunder, all other Shares shall be designated as Common Shares, each of which Common Shares shall be equal in all respects to every other Common Share. The authority of the Board with respect to each unissued series shall include, but not be limited to, determination of the following:

(1)The number of Shares constituting such series and the distinctive designation of such series;

(2) The rate of dividend, if any, payable on Shares of such series and whether (and, if so, on what terms and conditions) such dividends shall be cumulative (and, if so, whether unpaid dividends shall compound or accrue interest) or shall be payable in preference or in any other relation to the dividends payable on any other class or series of Shares;

(3) Whether Shares of such series shall have voting rights in addition to the voting rights provided by law and, if so, the terms and extent of such voting rights;

(4) Whether Shares of such series shall be issued with the privilege of conversion or exchange and, if so, the terms and conditions of such conversion or exchange (including, without limitation, the price or prices or the rate or rates of conversion or exchange or any terms for adjustment thereof);

(5) Whether Shares of such series may be redeemed and, if so, the terms and conditions on which they may be redeemed (including, without limitation, the dates on or after which they may be redeemed and the price or prices at which they may be redeemed, which price or prices may be different in different circumstances or at different redemption dates);

(6) The amount, if any, payable on Shares of such series upon the voluntary liquidation, dissolution or winding up of the Trust in preference to Shares of any other class or series and whether Shares of such series shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

(7) The amount, if any, payable on Shares of such series upon the involuntary liquidation, dissolution or winding up of the Trust in preference to Shares of any other class or series and whether Shares of such series shall be entitled to participate generally in distributions on the Common Shares under such circumstances;

(8) Sinking fund provisions, if any, for the redemption or purchase of Shares of such series (including any similar fund, however designated); and

(9) Any other relative rights, preferences, limitations and powers of Shares of such series.

         Any terms of any class or series of Shares set pursuant to this Section 1 may be made dependent upon facts ascertainable outside of this Declaration of Trust (including the occurrence of any event, including a determination or action by the Trust or any other entity, person or body and the contents of any agreements to which the Trust is a party or any other document) and may vary among holders thereof.

         Section 2. Series A Preferred Shares. The Board has classified 5,400,000 Shares of the Trust as Series A Preferred Shares. A description of the Series A Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex A hereto, which is hereby incorporated by reference as if it were set forth in this Section 2 in its entirety.

         Section 3. Series B Preferred Shares. The Board has classified 8,050,000 Shares of the Trust as Series B Preferred Shares. A description of the Series B Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex B hereto, which is hereby incorporated by reference as if it were set forth in this Section 3 in its entirety.

         Section 4. Series C Preferred Shares. The Board has classified 2,300,000 Shares of the Trust as Series C Preferred Shares. A description of the Series C Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex C hereto, which is hereby incorporated by reference as if it were set forth in this Section 4 in its entirety.

         Section 5. Series D Preferred Shares. The Board has classified 11,500,000 Shares of the Trust as Series D Preferred Shares. A description of the Series D Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex D hereto, which is hereby incorporated by reference as if it were set forth in this Section 5 in its entirety.

         Section 6. Series A Junior Participating Preferred Shares. The Board has classified 2,750,000 Shares of the Trust as Series A Junior Participating Preferred Shares. A description of the Junior Participating Preferred Shares,
including  the  preferences,   conversion  and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex E hereto, which is hereby incorporated by reference as if it were set forth in this Section 6 in its entirety.

         Section 7. Series E Preferred Shares. The Board has classified 2,000,000 Shares of the Trust as Series E Preferred Shares. A description of the Series E Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof, is set forth in Annex F hereto, which is hereby incorporated by reference as if it were set forth in this Section 7 in its entirety.

         Section 8. Sale of Shares. The Board, in its discretion, may authorize the issuance of Shares of any class or series, whether now or hereafter authorized, or securities or rights convertible into Shares of any class or series, whether now or hereafter authorized and for such consideration, as allowed by Maryland law, at such time or times, and on such terms as the Board may deem appropriate. In connection with any issuance of Shares, the Board, in its discretion, may eliminate a fraction of a Share by rounding up or down to a full Share, arrange for the disposition of a fraction of a Share by the person entitled to it, or pay cash for the fair value of a fraction of a Share. Except as may be provided in any agreement between the Trust and any of its Shareholders, the Shareholders shall have no preemptive rights of any kind whatsoever (including, but not limited to, the right to purchase or subscribe for or otherwise acquire any Shares of the Trust of any class, whether now or hereafter authorized, or any securities or obligations convertible into or exchangeable for, or any right, warrant or option to purchase such Shares, whether or not such Shares are issued and/or disposed of for cash, property or other consideration of any kind).

         Section 9. General Nature. All Shares shall be personal property entitling the Shareholders only to those rights provided in this Declaration of Trust or in the resolution creating any class or series of Shares. The legal ownership of the property of the Trust and the right to conduct the business of the Trust are vested exclusively in the Trustees; the Shareholders shall have no interest therein other than beneficial interest in the Trust conferred by their Shares and shall have no right to compel any partition, division, dividend or distribution of the Trust or any of its property. The death of a Shareholder shall not terminate the Trust or give his or her legal representative any rights against other Shareholders, the Trustees or the Trust property, except the right, exercised in accordance with applicable provisions of the Trust's Bylaws (the "Bylaws"), to receive a new certificate for Shares in exchange for the certificate held by the deceased Shareholder.

         Section 10. Acquisition of Shares. The Trust may repurchase or otherwise acquire its own Shares at such price or prices as may be determined by the Board, and for such purpose the Trust may create and maintain such reserves as are deemed necessary and proper. Shares issued hereunder and purchased or otherwise acquired for the account of the Trust shall not, so long as they belong to the Trust, either receive distributions (except that they shall be entitled to receive distributions payable in Shares of the Trust) or be voted at any meeting of the Shareholders. Such Shares may, in the discretion of the Board, be disposed of by the Board at such time or times, to such party or parties, and for such consideration, as the Board may deem appropriate or may be returned to the status of authorized but unissued Shares of the Trust.

         Section 11. Transferability; Transfer Restrictions and Ownership Limitations. Shares in the Trust shall be transferable (subject to the further provisions of this Section 11) in accordance with the procedure prescribed from time to time in the Bylaws. The persons in whose name the Shares are registered on the books of the Trust shall be deemed the absolute owners thereof and, until a transfer is effected on the books of the Trust, the Board shall not be affected by any notice, actual or constructive, of any transfer. Any issuance, redemption or transfer of Trust Shares which would operate to disqualify the Trust as a REIT, shall be null and void ab initio.

a. Definitions. For purposes of this Section 11, the following terms shall have the following meanings:

                  "Adoption Date" shall mean the date of the adoption of the ownership restrictions contained in this Section 11 by resolution of the Board, which shall be deemed to occur upon the Board's adoption of this Declaration of Trust.

                  "Beneficial Ownership" shall mean, except as provided below in the following sentence, ownership of Shares by a Person (whether or not treated as an individual for purposes of Section 544 of the Code) who is or would be treated as an owner of such Shares either directly or constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. However, Section 544 shall be modified so that no corporate shareholder of an Excluded Holder owning directly or indirectly less than 10% of the stock of such Excluded Holder shall be treated as owning any of the Shares of the Trust owned by such Excluded Holder so long as no individual directly or indirectly owns 50 percent or more in value of the stock of such corporate shareholder. "Beneficial Ownership" shall also mean beneficial ownership as defined under Rule 13(d) under the Securities Exchange Act of 1934, as amended, and, with respect to such meaning, Beneficial Ownership by any Person shall include Beneficial Ownership by other Persons who are part of the same group as the original Person for purposes of such Rule 13(d). The terms "Beneficial Owner," "Beneficially Owns," "Beneficially Own" and "Beneficially Owned" shall have correlative meanings.

                  "Charitable Beneficiary" shall mean an organization or organizations described in Sections 170(b)(1)(A) and 170(c) of the Code and identified by the Board as the beneficiary or beneficiaries of the Excess Share Trust.

                  "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  "Constructive Ownership" shall mean ownership of Shares by a Person who would be treated as an owner of such Shares, either directly or constructively, through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner", "Constructively Owns", "Constructively Owning" and "Constructively Owned" shall have correlative meanings.

                  "Excess Shares" shall mean Shares resulting from an exchange described in subsection (c) of this Section 11.

                  "Excess Share Trust" shall mean the trust created pursuant to subsections (c) and (o) of this Section 11.

                  "Excess Share Trustee" shall mean a person, who shall be unaffiliated with the Trust, any Purported Beneficial Transferee and any Purported Record Transferee, identified by the Board as the trustee of the Excess Share Trust.

                  "Excluded Holder" shall mean Security Capital Group and its affiliates, successors or assignees. However, an affiliate, successor or assignee of Security Capital Group shall be treated as an Excluded Holder only if the Board determines, based on such evidence as it deems appropriate, that any ownership of Shares by such affiliate, successor or assignee will not jeopardize the status of the Trust as a REIT.

                  "Existing Holder" shall mean any Person (other than an Excluded Holder) who is, or would be upon the exchange of Units, debt or any security of the Trust, the Beneficial Owner of Shares in excess of the Ownership Limit both on and immediately after the Adoption Date, so long as, but only so long as, such Person Beneficially Owns or would, upon exchange of Units, debt or any security of the Trust, Beneficially Own Shares in excess of the Ownership Limit.

                  "Existing Holder Limit" for any Existing Holder shall mean the percentage of the outstanding Shares Beneficially Owned, or which would be Beneficially Owned upon the exchange of Units, debt or any security of the Trust, by such Existing Holder on and immediately after the Adoption Date, and, after any adjustment pursuant to subsection (i) of this Section 11, shall mean such percentage of the outstanding Shares as so adjusted. Any Existing Holder Limit shall not be modified except as provided in subsection (i) of this Section 11. From the Adoption
         Date until the Restriction Termination Date, the Trust shall maintain and, upon request, make available to each Existing Holder, a schedule which sets forth the then current Existing Holder Limit for each Existing Holder.

                  "Market Price" shall mean the last reported sales price reported on the NYSE for Shares on the trading day immediately preceding the relevant date, or if not then traded on the NYSE, the last reported sales price for Shares on the trading day immediately preceding the relevant date as reported on any exchange or quotation system over or through which such Shares may be traded, or if not then traded over or through any exchange or quotation system, then the market price of such Shares on the relevant date as determined in good faith by the Board.

                  "Non-U.S. Person" shall mean a Person other than a U.S.Person.

                  "Ownership Limit" shall initially mean 9.8%, in number of Shares or value, of the outstanding Shares, and, after any adjustment as set forth in subsection (j) of this Section 11, shall mean such lesser or greater percentage of the outstanding Shares as so adjusted. The number and value of the outstanding Shares of the Trust shall be determined by the Board in good faith, which determination shall be conclusive for all purposes hereof.

                  "Person" shall mean an individual, corporation, partnership, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of
         Section 509(a) of the Code, joint stock company or other entity.

                  "Purported Beneficial Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined in subsection (c) of this Section 11, the beneficial holder of such Shares, if such Transfer had been valid under subsection (b) of this
         Section 11.

                  "Purported Record Transferee" shall mean, with respect to any purported Transfer which results in Excess Shares, as defined in subsection (c) of this Section 11, the record holder of such Shares, if such Transfer had been valid under subsection (b) of this Section 11.

                  "REIT" shall mean a real estate investment trust under Section 856 of the Code.

                  "REIT Provisions of the Code" means Sections 856 through 860 of the Code and any successor or other provisions of the Code relating to REITs (including provisions as to the attribution of ownership of beneficial interests therein) and the regulations promulgated thereunder.

                  "Related Tenant Limit" shall mean 9.9% by value of the outstanding Shares of the Trust.

                  "Related Tenant Owner" shall mean any Constructive Owner who also owns, directly or indirectly, an interest in a Tenant, which interest is equal to or greater than (i) 9.9% of the combined voting power of all classes of stock of such Tenant, (ii) 9.9% of the total number of shares of all classes of stock of such Tenant or (iii) if such Tenant is not a corporation, 9.9% of the assets or net profits of such Tenant, in each case only if such ownership would cause the Trust to fail the 95% gross income test set forth in Section 856(c)(2) of the Code or the 75% gross income test set forth in Section 856(c)(3) of the Code.
                  "Restriction Termination Date" shall mean the first day after the Adoption Date on which the Board determines that it is no longer in the best interests of the Trust to continue to qualify as a REIT.

                  "Security Capital Group" shall mean Security Capital Group Incorporated, a Maryland corporation.

                  "Shares" shall mean the shares of beneficial interest of the Trust as may be authorized and issued from time to time pursuant to this Article II.

                  "Tenant" shall mean any tenant (including a subtenant) of (i) the Trust, (ii) a subsidiary of the Trust which is deemed to be a "qualified REIT subsidiary" under Section 856(i)(2) of the Code or
         (iii) a partnership or limited liability company in which the Trust or one or more of its qualified REIT subsidiaries is a partner or a member.

                  "Transfer" shall mean any sale, transfer, gift, assignment, devise or other disposition of Shares (including (i) the granting of any option or entering into any agreement for the sale, transfer or other disposition of Shares, (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for Shares, but excluding the exchange of Units, debt or any security of the Trust for Shares and (iii) any transfer or other disposition of any interest in Shares as a result of a change in the marital status of the holder thereof), whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. The terms "Transfers" and "Transferred" shall have correlative meanings.

                  "Units" shall mean units of any partnership which are convertible into or exchangeable for Shares or in respect of which any Shares may be issued in satisfaction of a unit holder's redemption right.

                  "U.S. Person" shall mean a person defined as a "United States Person" in Section 7701(a)(30) of the Code.

b.  Ownership Limitation.

(1) Except as provided in subsections (l) and (u) of this Section 11 and subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, no Person or Persons acting as a group (other than an Excluded Holder or an Existing Holder) shall Beneficially Own Shares in excess of the Ownership Limit.

(2) Except as provided in subsections (l) and (u) of this Section 11 and subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Person (other than an Excluded Holder or an Existing Holder) Beneficially Owning Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit; and the intended transferee shall acquire no rights in such Shares.

(3) Except as provided in subsections (l) and (u) of this Section 11 and subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in any Existing Holder Beneficially Owning Shares in excess of the applicable Existing Holder Limit shall be void ab initio as to the Transfer of the Shares which would be otherwise Beneficially Owned by such Existing Holder in excess of the applicable Existing Holder Limit; and such Existing Holder shall acquire no rights in such Shares.

(4) Except as provided in subsections (l) and (u) of this Section 11 and subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Shares being beneficially owned (as provided in Section 856(a) of the Code) by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of the Shares which would be otherwise beneficially owned (as provided in Section 856(a) of the Code) by the transferee; and the intended transferee shall acquire no rights in such Shares.

(5) Except as provided in subsection (l) of this Section 11 and subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the Trust being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of the Shares which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code; and the intended transferee shall acquire no rights in such Shares.

(6) Subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer of Shares to a Non-U.S. Person (other than an Excluded Holder) shall be void ab initio as to the Transfer of such Shares if, as a result of such Transfer, the fair market value of Shares owned directly or indirectly by Non-U.S. Persons would comprise 50% or more of the fair market value of the issued and outstanding Shares of the Trust; and such Non-U.S. Person shall acquire no rights in such Shares.

(7) Subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer of Shares which, if effective, would result in any Related Tenant Owner Constructively Owning Shares in excess of the Related Tenant Limit shall be void ab initio as to the Transfer of such Shares which would be otherwise Constructively Owned by such Related Tenant Owner in excess of the Related Tenant Limit; and the intended transferee shall acquire no rights in such Shares.

(8) Subject to subsection (b)(ix) of this Section 11, from the Adoption Date until the Restriction Termination Date, any Transfer which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares shall be void ab initio as to such portion of the Transfer resulting in the disqualification; and the intended transferee shall acquire no rights in such Shares.

(9) Nothing contained in this Section 11 shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange (the "NYSE"). The fact that the settlement of any transaction is permitted shall not negate the effect of any other provision of this Section 11 and any transferee in such a transaction shall be subject to all of the provisions and limitations set forth in this Section 11.

c.  Excess Shares.

(1) If, notwithstanding the other provisions contained in this Section 11, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer which is not void ab initio pursuant to subsection (b) of this Section 11 such that (i) any Person (other than an Excluded Holder or an Existing Holder) would Beneficially Own Shares in excess of the applicable Ownership Limit or (ii) any Existing Holder would Beneficially Own Shares in excess of the applicable Existing Holder Limit, then, except as otherwise provided in subsection (l) of this Section 11, Shares directly owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. Such exchange shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after exchanging all of the Shares owned directly by a Person or Existing Holder, such Person or Existing Holder still Beneficially Owns Shares in excess of the applicable Ownership Limit or Existing Holder Limit, Shares owned by such Person or Existing Holder constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code, shall be exchanged for an equal number of Excess Shares until such Person or Existing Holder, as the case may be, does not Beneficially Own Shares in excess of the applicable Ownership Limit or Existing Holder Limit. If such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

(2) If, notwithstanding the other provisions contained in this Section 11, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which is not void ab initio pursuant to subsection (b) of this Section 11 and which, if effective, would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then any Shares being Transferred which would cause the Trust to be "closely held" within the meaning of Section 856(h) of the Code (rounded up to the nearest whole Share) shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Section 11. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer. If, after the exchange of any such Shares, the Trust is still "closely held" within the meaning of Section 856(h) of the Code, any individual whose Beneficial Ownership of Shares in the Trust increased as a result of the sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust or any other event and is one of the five individuals who caused the Trust to be "closely held" within the meaning of Section 856(h) of the Code, shall exchange Shares owned directly for an equal number of Excess Shares until the Trust is not "closely held" within the meaning of Section 856(h) of the Code. If similarly situated individuals exist, the exchange shall be pro rata. If, after applying the foregoing provisions, the Trust is still "closely held" within the meaning of Section 856(h) of the Code, then any Shares constructively owned by such individuals shall be exchanged for Excess Shares (other than Shares held by an Excluded Holder), on a pro rata basis among similarly situated individuals, until the Trust is not "closely held" within the meaning of Section 856(h) of the Code.

(3) If, at any time after the Adoption Date until the Restriction Termination Date, an event other than a purported Transfer (an "Event") occurs which would
(i) cause any Person (other than an Excluded Holder or an Existing Holder) to Beneficially Own Shares in excess of the Ownership Limit or (ii) cause an Existing Holder to Beneficially Own Shares in excess of the Existing Holder Limit, then, except as otherwise provided in subsection (l) of this Section 11, Shares Beneficially Owned by such Person or Existing Holder, as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares Beneficially Owned by any Person who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this subsection (c)(iii), such Person shall first exchange Shares directly held by such Person before exchanging Shares owned constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If such Person or Existing Holder owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

(4) If, at any time after the Adoption Date until the Restriction Termination Date, an Event occurs which would cause the Trust to become "closely held" within the meaning of Section 856(h) of the Code, then Shares Beneficially Owned by any Person or Existing Holder (other than an Excluded Holder), as the case may be, shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Event. In determining which Shares are exchanged, Shares Beneficially Owned by any Person (other than an Excluded Holder) who caused the Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If any Person is required to exchange Shares pursuant to this subsection (c)(iv), such Person shall first exchange Shares directly held by such Person before exchanging Shares owned constructively through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. If any Person (other than an Excluded Holder) owns Shares constructively through one or more Persons and the Shares held by such other Persons must be exchanged for an equal number of Excess Shares, the exchange of Shares by such other Persons shall be pro rata. However, if such Person or Existing Holder owns Shares constructively through an Excluded Holder, the Excluded Holder shall not have to exchange its Shares for Excess Shares and the exchange shall be pro rata among the other Persons.

(5) If, notwithstanding the other provisions contained in this Article II, there is a purported Transfer of Shares which is not void ab initio pursuant to subsection (b) of this Section 11 to (i) a Non-U.S. Person (other than an Excluded Holder) or (ii) a U.S. Person whose Shares would be treated as owned indirectly by a Non-U.S. Person (other than an Excluded Holder), then any Shares being Transferred which would result in the fair market value of Shares owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the issued and outstanding Shares of the Trust shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Section 11. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

(6) If, notwithstanding the other provisions contained in this Article II, there is an event other than those described in subsection (c)(v) of this Section 11 (a "Non-U.S. Event") which would result in the fair market value of Shares owned directly or indirectly by Non-U.S. Persons comprising 50% or more of the fair market value of the issued and outstanding Shares of the Trust, then Shares owned directly or indirectly by Non-U.S. Persons (other than by an Excluded Holder) shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Non-U.S. Event. In determining which Shares are exchanged, Shares owned directly or indirectly by any Non-U.S. Person who caused the Non-U.S. Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Non-U.S. Event was not caused by a Non-U.S. Person, Shares owned directly or indirectly by Non-U.S. Persons (other than Shares owned directly or indirectly by an Excluded Holder) shall be chosen by random lot and exchanged for Excess Shares until Non-U.S. Persons do not own directly or indirectly 50% or more of the issued and outstanding Shares.

(7) If, notwithstanding the other provisions contained in this Section 11, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then any Shares purportedly owned by such Related Tenant Owner which would cause such Related Tenant to Constructively Own Shares in excess of the Related Tenant Limit shall be automatically exchanged for an equal number of Excess Shares and be treated as provided in this Section 11. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer or event described in the preceding sentence. In determining which Shares are exchanged, Shares owned directly or indirectly by any Person (other than an Excluded Holder) who caused the Related Tenant Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares owned directly or indirectly by such Related Tenant Owner (other than Shares owned directly or indirectly by an Excluded Holder) shall be exchanged for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit. If, after the exchanges described above in this subsection (c)(vii), the Related Tenant Owner still owns Shares in excess of the Related Tenant Limit, Shares owned directly or indirectly by the Excluded Holders shall be exchanged pro rata for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

(8) If, at any time after the Adoption Date until the Restriction Termination Date, there is an event (a "Related Tenant Event") which would cause any Related Tenant Owner to Constructively Own Shares in excess of the Related Tenant Limit, then Shares which would cause the Related Tenant Limit to be exceeded shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to eliminate such excess ownership. Such exchange shall be effective as of the close of business on the business day prior to the date of the Related Tenant Event. In determining which Shares are exchanged, Shares owned directly or indirectly by any Person (other than an Excluded Holder) who caused the Related Tenant Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Related Tenant Limit is still exceeded and the Related Tenant Event was not caused by the Related Tenant Owner in question, Shares owned directly or indirectly by such Related Tenant Owner (other than Shares owned directly or indirectly by an Excluded Holder) shall be exchanged for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit. If, after the exchanges described above in this subsection (c)(viii), the Related Tenant Owner still owns Shares in excess of the Related Tenant Limit, Shares owned directly or indirectly by the Excluded Holders shall be exchanged pro rata for Excess Shares until the Related Tenant Owner does not own Shares in excess of the Related Tenant Limit.

(9) If, notwithstanding the other provisions contained in this Section 11, at any time after the Adoption Date until the Restriction Termination Date, there is a purported Transfer of Shares or any sale, transfer, gift, assignment, devise or other disposition of shares or other interests of a direct or indirect Shareholder of the Trust which, if effective, would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then any Shares being Transferred which would result in such disqualification shall be automatically exchanged for an equal number of Excess Shares and shall be treated as provided in this Section 11. Such designation and treatment shall be effective as of the close of business on the business day prior to the date of the purported Transfer.

(10) If, at any time after the Adoption Date until the Restriction Termination Date, notwithstanding the other provisions contained in this Section 11, there is an event (a "Prohibited Owner Event") which would result in the disqualification of the Trust as a REIT by virtue of actual, Beneficial or Constructive Ownership of Shares, then Shares which would result in the disqualification of the Trust shall be automatically exchanged for an equal number of Excess Shares to the extent necessary to avoid such disqualification. Such exchange shall be effective as of the close of business on the business day prior to the date of the Prohibited Owner Event. In determining which Shares are exchanged, Shares owned directly or indirectly by any Person (other than the Excluded Holder) who caused the Prohibited Owner Event to occur shall be exchanged before any Shares not so held are exchanged. If similarly situated Persons exist, the exchange shall be pro rata. If the Trust is still disqualified, Shares owned directly or indirectly by Persons who did not cause the Prohibited Owner Event to occur (other than Shares owned directly or indirectly by an Excluded Holder) shall be chosen by random lot and exchanged for Excess Shares until the Trust is no longer disqualified as a REIT. If, after the exchanges described above in this subsection (c)(x), the Trust is still disqualified as a REIT, Shares owned directly or indirectly by the Excluded Holders shall be exchanged pro rata for Excess Shares until the Trust is no longer disqualified as a REIT.

d. Prevention of Transfer. If the Board or its designee shall at any time determine in good faith that a Transfer has taken place in violation of subsection (b) of this Section 11 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership (determined without reference to any rules of attribution) of any Shares in violation of subsection (b) of this
Section 11, the Board or its designee shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer, including, but not limited to, refusing to give effect to such Transfer on the books of the Trust or instituting proceedings to enjoin such Transfer; provided, however, that any Transfers or attempted Transfers in violation of subsection (b) of this
Section 11 shall automatically result in the designation and treatment described in subsection (c) of this Section 11, irrespective of any action (or non-action) by the Board.

e. Notice to Trust. Any Person who acquires or attempts to acquire Shares in violation of subsection (b) of this Section 11, or any Person who is a transferee such that Excess Shares result under subsection (c) of this Section 11, shall immediately give written notice or, with respect to a proposed or attempted Transfer, give at least 30 days' prior written notice to the Trust of such event and shall provide to the Trust such other information as the Trust may request in order to determine the effect, if any, of such Transfer or attempted Transfer on the Trust's status as a REIT.

f.  Information for  Trust.   From  the  Adoption  Date  until  the  Restriction
Termination Date:

(1) Every Beneficial Owner of more than 5% (or such other percentage, between 0.5% and 5%, as provided in the income tax regulations promulgated under the
Code) of the number or value of outstanding Shares of the Trust shall, within 30 days after January 1 of each year, give written notice to the Trust stating the name and address of such Beneficial Owner, the number of Shares Beneficially Owned and a description of how such Shares are held; and each such Beneficial Owner shall provide to the Trust such additional information as the Trust may reasonably request in order to determine the effect, if any, of such Beneficial Ownership on the Trust's status as a REIT; and

(2) Each Person who is a Beneficial Owner of Shares and each Person (including the Shareholder of record) who is holding Shares for a Beneficial Owner shall provide to the Trust in writing such information with respect to direct, indirect and constructive ownership of Shares as the Board deems reasonably necessary to comply with the provisions of the Code applicable to a REIT, to determine the Trust's status as a REIT, to comply with the requirements of any taxing authority or governmental agency or to determine any such compliance.

g. Other Action by Board. Subject to subsection (b) of this Section 11, nothing contained in this Section 11 shall limit the authority of the Board to take such other action as it deems necessary or advisable to protect the Trust and the interests of its Shareholders by preservation of the Trust's status as a REIT; provided, however, that no provision of this Section 11 shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

h. Ambiguities. In the case of an ambiguity in the application of any of the provisions of this Section 11, including any definition contained in subsection
(a) of this Section 11, the Board shall have the power to determine the application of the provisions of this Section 11 with respect to any situation based on the facts known to it.

i. Modification of Existing Holder Limits. The Existing Holder Limits may be modified as follows:

(1) Subject to the limitations provided in subsection (k) of this Section 11, the Board may grant options which result in Beneficial Ownership of Shares by an Existing Holder pursuant to an option plan approved by the Board and/or the Shareholders. Any such grant shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subsection (k) of this Section 11 to permit the Beneficial Ownership of Shares issuable upon the exercise of such option.

(2) Subject to the limitations provided in subsection (k) of this Section 11, an Existing Holder may elect to participate in a dividend reinvestment plan approved by the Board which results in Beneficial Ownership of Shares by such participating Existing Holder and any comparable reinvestment plan of any partnership, wherein those Existing Holders holding Units are entitled to purchase additional Units. Any such participation shall increase the Existing Holder Limit for the affected Existing Holder to the maximum extent possible under subsection (k) of this Section 11 to permit Beneficial Ownership of the Shares acquired as a result of such participation.

(3) The Board shall reduce the Existing Holder Limit for any Existing Holder after any Transfer permitted in this Section 11 by such Existing Holder by the percentage of the outstanding Shares so Transferred or after the lapse (without exercise) of an option described in subsection (i)(i) of this Section 11 by the percentage of the Shares which the option, if exercised, would have represented, but in either case no Existing Holder Limit shall be reduced to a percentage which is less than the Ownership Limit.

j. Increase or Decrease in Ownership Limit. Subject to the limitations provided in subsection (k) of this Section 11, the Board may from time to time increase or decrease the Ownership Limit; provided, however, that any decrease may only be made prospectively as to subsequent holders (other than a decrease as a result of a retroactive change in existing law which would require a decrease to retain REIT status, in which case such decrease shall be effective immediately).

k.  Limitations on Changes in Existing Holder and Ownership Limits.

(1) Neither the Ownership Limit nor any Existing Holder Limit may be increased (nor may any additional Existing Holder Limit be created) if, after giving effect to such increase (or creation), five individual Beneficial Owners of Shares (including all of the then Existing Holders) could Beneficially Own, in the aggregate, more than 49.9% in number or value of the outstanding Shares.

(2) Prior to the modification of any Existing Holder Limit or Ownership Limit pursuant to subsection (i) or (j) of this Section 11, the Board may require such opinions of counsel, affidavits, undertakings or agreements as it may deem necessary or advisable in order to determine or ensure the Trust's status as a REIT.

(3) No Ownership Limit may be increased to a percentage which is greater than 9.9%.

l. Waivers by the Board. The Board, upon receipt of a ruling from the Internal Revenue Service, an opinion of counsel to the effect that such exemption will not result in the Trust being "closely held" within the meaning of Section 856(h) of the Code or such other evidence as the Board deems necessary in its sole discretion, may exempt, on such conditions and terms as the Board deems necessary in its sole discretion, a Person from the Ownership Limit or the Existing Holder Limit, as the case may be, if the Board obtains such representations and undertakings from such Person as the Board may deem appropriate and such Person agrees that any violation or attempted violation shall result in, to the extent necessary, the exchange of Shares held by such Person for Excess Shares in accordance with subsection (c) of this Section 11.

m. Legend.   Each certificate for Shares  shall bear substantially the following legend:

         The securities represented by this certificate are subject to restrictions on ownership and transfer for purposes, among others, of the Trust's maintenance of its status as a real estate investment trust under the Internal Revenue Code of 1986, as amended. Except as otherwise provided pursuant to the Amended and Restated Declaration of Trust of the Trust, no Person may Beneficially Own Shares in excess of 9.8% (or such greater percentage as may be determined by the Board of Trustees of the Trust) of the number or value of the outstanding Shares of the Trust (unless such Person is an Existing Holder or an Excluded Holder). Any Person who attempts or proposes to Beneficially Own Shares in excess of the above limitations must notify the Trust in writing at least 30 days prior to such proposed or attempted Transfer. In addition, Share ownership by and transfers of Shares to non-U.S. persons and certain tenants of the Trust are subject to certain restrictions. If the restrictions on transfer are violated, the securities represented hereby shall be designated and treated as Excess Shares which shall be held in trust by the Excess Share Trustee for the benefit of the Charitable Beneficiary. All capitalized terms in this legend have the meanings defined in the Amended and Restated Declaration of Trust of the Trust, a copy of which, including the restrictions on transfer, shall be furnished to each Shareholder on request and without charge.

         Instead of the foregoing  legend,  the  certificate  may state that the
Trust  will   furnish  a  full   statement   about   certain   restrictions   on
transferability to a Shareholder on request and without charge.

n. Severability. If any provision of this Section 11 or any application of any such provision is determined to be void, invalid or unenforceable by any court having jurisdiction over the issue, the validity and enforceability of the remaining provisions shall be affected only to the extent necessary to comply with the determination of such court.

o. Transfer of Excess Shares. Upon any purported Transfer which results in Excess Shares pursuant to subsection (c) of this Section 11, such Excess Shares shall be deemed to have been transferred to the Excess Share Trustee, as trustee of a special trust for the exclusive benefit of the Charitable Beneficiary or Charitable Beneficiaries to whom an interest in such Excess Shares may later be transferred pursuant to subsection (c) of this Section 11. Excess Shares so held in trust shall be issued and outstanding Shares of the Trust. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Shares except as provided in subsection (r) of this Section 11.

p. Distributions on Excess Shares. Any dividends (whether taxable as a dividend, return of capital or otherwise) on Excess Shares shall be paid to the Excess Share Trust for the benefit of the Charitable Beneficiary. Upon liquidation, dissolution or winding up, the Purported Record Transferee shall receive the lesser of (i) the amount of any distribution made upon liquidation, dissolution or winding up or (ii) the price paid by the Purported Record Transferee for the Shares, or if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust. Any such dividend paid or distribution paid to the Purported Record Transferee in excess of the amount provided in the preceding sentence prior to the discovery by the Trust that the Shares with respect to which the dividend or distribution was made had been exchanged for Excess Shares shall be repaid to the Excess Share Trust for the benefit of the Charitable Beneficiary.

q. Voting of Excess Shares. The Excess Share Trustee shall be entitled to vote the Excess Shares for the benefit of the Charitable Beneficiary on any matter. Any vote taken by a Purported Record Transferee prior to the discovery by the Trust that the Excess Shares were held in trust shall, subject to applicable law, be rescinded ab initio, provided, however, that if the Trust has taken irreversible action, a vote need not be rescinded. The owner of the Excess Shares shall be deemed to have given an irrevocable proxy to the Excess Share Trustee to vote the Excess Shares for the benefit of the Charitable Beneficiary.

r. Non-Transferability of Excess Shares. Excess Shares shall be transferable only as provided in this subsection (r). At the direction of the Trust, the Excess Share Trustee shall transfer the Shares held in the Excess Share Trust to a Person whose ownership of the Shares will not violate the Ownership Limit or Existing Holder Limit. If Shares were transferred to the Excess Share Trustee pursuant to subsection (c)(i), (c)(ii), (c)(iii) or (c)(iv) of this Section 11, at the direction of the Trust, the Excess Share Trustee shall transfer the Shares held by the Excess Share Trustee to a Person who makes the highest offer for the Excess Shares and pays the purchase price and whose ownership of the Shares will not violate the Ownership Limit. If Shares were transferred to the Excess Shares Trustee pursuant to subsection (c)(v) or (c)(vi) of this Section 11, at the direction of the Trust, the Excess Share Trustee shall transfer the Shares held by the Excess Share Trustee to the U.S. Person who makes the highest offer for the Excess Shares and pays the purchase price. If such a transfer is made to a Person, the interest of the Charitable Beneficiary shall terminate and proceeds of the sale shall be payable to the Purported Record Transferee and to the Charitable Beneficiary. The Purported Record Transferee shall receive (i) the lesser of (A) the price paid by the Purported Record Transferee for the Shares or, if the Purported Record Transferee did not give value for the Shares, the Market Price of the Shares on the day of the event causing the Shares to be held in trust, and (B) the price received by the Excess Share Trust from the sale or other disposition of the Shares minus (ii) any dividend paid or distribution paid to the Purported Record Transferee which the Purported Record Transferee was under an obligation to repay to the Excess Share Trustee but has not repaid to the Excess Share Trustee at the time of the distribution of the proceeds. Any proceeds in excess of the amount payable to the Purported Record Transferee shall be paid to the Charitable Beneficiary. Prior to any transfer of any Excess Shares by the Excess Share Trustee, the Trust must have waived in writing its purchase rights under subsection (t) of this Section 11. It is expressly understood that the Purported Record Transferee may enforce the provisions of this Section 11 against the Charitable Beneficiary.

s. Acting as Agent. If any of the foregoing restrictions on transfer of Excess Shares is determined to be void, invalid or unenforceable by any court of competent jurisdiction, then the Purported Record Transferee may be deemed, at the option of the Trust, to have acted as an agent of the Trust in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Trust.

t. Call by Trust on Excess Shares. Excess Shares shall be deemed to have been offered for sale to the Trust, or its designee, at a price per Share equal to the lesser of (i) the price per Share in the transaction which created such Excess Shares (or, in the case of a devise, gift or other transaction in which no value was given for such Excess Shares, the Market Price at the time of such devise, gift or other transaction) and (ii) the Market Price of the Shares to which such Excess Shares relate on the date the Trust, or its designee, accepts such offer (the "Redemption Price"). The Trust shall have the right to accept such offer for a period of 90 days after the later of (A) the date of the Transfer which resulted in such Excess Shares and (B) the date the Board determines in good faith that a Transfer resulting in Excess Shares has occurred, if the Trust does not receive a notice of such Transfer pursuant to subsection (e) of this Section 11, but in no event later than a permitted Transfer pursuant to and in compliance with the terms of subsection (r) of this
Section 11. Unless the Board determines that it is in the interests of the Trust to make earlier payments of all of the amount determined as the Redemption Price per Share in accordance with the preceding sentence, the Redemption Price may be payable at the option of the Board at any time up to but not later than five years after the date the Trust accepts the offer to purchase the Excess Shares. In no event shall the Trust have an obligation to pay interest to the Purported Record Transferee.

u. Underwritten Offerings. The Ownership Limit shall not apply to the acquisition of Shares or rights, options or warrants for, or securities convertible into, Shares by an underwriter in a public offering, provided that the underwriter makes a timely distribution of such Shares or rights, options or warrants for, or securities convertible into, Shares.

         Section 12. Exemptions from Certain Provisions of Maryland Law. The provisions of Title 3, Subtitle 6 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Special Voting Requirements" (Section 3-601 through and including Section 3-604), or any successor statute, shall not apply to any business combination with Security Capital Group and its affiliates and successors. The provisions of Title 3, Subtitle 7 of the Corporations and Associations Article of the Annotated Code of Maryland entitled "Voting Rights of Certain Control Shares" (Section 3-701 through and including
Section 3-709), or any successor statute, shall not apply to any Shares owned or acquired by Security Capital Group and its affiliates and successors.

                            ARTICLE III. SHAREHOLDERS

Section 1.  Meetings.

         (a) There shall be an annual meeting of Shareholders at such time and place, either within or without the State of Maryland, as the Board shall prescribe, at which Trustees shall be elected or re-elected and any other proper business may be conducted. The annual meeting of Shareholders shall be held upon reasonable notice at a convenient location and within a reasonable period following delivery of the annual report. Special meetings of Shareholders may be called by a majority of the Trustees or by the Chairman (or any Co-Chairman) of the Trust, and shall be called upon the written request of Shareholders holding in the aggregate not less than a majority of the outstanding Shares of the Trust entitled to vote in the manner provided in the Bylaws. If there shall be no Trustees, the officers of the Trust shall promptly call a special meeting of the Shareholders for the election of successor Trustees. Unless otherwise provided in the Declaration of Trust, notice of the Shareholders' meeting shall be given as provided in the Bylaws. No other business than that which is stated in the call for a special meeting shall be considered at such meeting.

         (b) A majority of the holders of outstanding Shares entitled to vote at any meeting represented in person or by proxy shall constitute a quorum at such meeting. Except as specifically provided in Section 2 of Article IV (relating to removal of Trustees), notwithstanding any provision of law permitting or requiring any action to be taken or authorized by the affirmative vote of the holders of Shares entitled to cast a greater number of votes, any such action shall be effective and valid if taken or approved by the affirmative vote of holders of Shares entitled to cast a majority of all the votes entitled to be cast on the matter. The submission of any action to the Shareholders for their consideration shall first be approved by the Board.

         Section 2. Voting. At each meeting of Shareholders, each Shareholder entitled to vote shall have the right to vote, in person or by proxy in any manner permitted under Maryland law, the number of Shares of the Trust owned by him or her on each matter on which the vote of the Shareholders is taken. In any election of Trustees in which more than one vacancy is to be filled, each Shareholder may vote the number of Shares of the Trust owned by him or her for each vacancy to be filled. There shall be no right of cumulative voting. Each outstanding Share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of Shareholders, except to the extent that this Declaration of Trust or articles supplementary (to the extent permitted by Maryland law) limit or deny voting rights to the holders of the Shares of any class or series.

         Section 3. Distributions. The Trust may pay any dividend or make any other distribution to the Shareholders as authorized in the Declaration of Trust or by the Board if, after giving effect to the dividend or distribution, the Trust would be able to pay its debts as they become due in the usual course of its business. The Board may from time to time pay to Shareholders such dividends or distributions in cash, property or other assets of the Trust or in securities of the Trust or from any other source as the Board in its discretion shall determine. The Board shall endeavor to authorize the Trust to pay such dividends and distributions as shall be necessary for the Trust to qualify as a REIT under the REIT Provisions of the Code (so long as such qualification, in the opinion of the Board, is in the best interests of the Shareholders); however, Shareholders shall have no right to any dividend or distribution unless and until authorized by the Board. The exercise of the powers and rights of the Board pursuant to this Section 3 shall be subject to the provisions of any class or series of Shares at the time outstanding. The receipt by any Person in whose name any Shares are registered on the records of the Trust or by his or her duly authorized agent shall be a sufficient discharge for all dividends or distributions payable or deliverable in respect of such Shares and from all liability with respect to the application thereof.

         Section 4. Annual Report. The Trust shall prepare an annual report concerning its operations for the preceding fiscal year in the manner and within the time prescribed by Title 8.

         Section 5. Inspection Rights. The books and records of the Trust shall be open to inspection to Shareholders to the extent required under Maryland law.

         Section 6. Nonliability and Indemnification. Shareholders shall not be personally or individually liable in any manner whatsoever for any debt, act, omission or obligation incurred by the Trust or the Board and shall be under no obligation to the Trust or its creditors with respect to their Shares other than the obligation to pay to the Trust the full amount of the consideration for which the Shares were issued or to be issued. The Shareholders shall not be liable to assessment and the Board shall have no power to bind the Shareholders personally. The Trust shall indemnify and hold each Shareholder harmless from and against all claims and liabilities, whether they proceed to judgment or are settled or otherwise brought to a conclusion, to which such Shareholder may become subject by reason of his or her being or having been a Shareholder, and shall reimburse such Shareholder for all legal and other expenses reasonably incurred by him or her in connection with any such claim or liability; provided, however, that such Shareholder must give prompt notice as to any such claims or liabilities or suits and must take such action as will permit the Trust to conduct the defense thereof. The rights accruing to a Shareholder under this Section 6 shall not exclude any other right to which such Shareholder may be lawfully entitled, nor shall anything contained herein restrict the right of the Trust to indemnify or reimburse a Shareholder in any appropriate situation even though not specifically provided herein; provided, however, that the Trust shall have no liability to reimburse Shareholders for taxes assessed against them by reason of their ownership of Shares, nor for any losses suffered by reason of changes in the market value of securities of the Trust. No amendment to this Declaration of Trust increasing or enlarging the liability of the Shareholders shall be made without the unanimous vote or written consent of all of the Shareholders.

         Section 7. Notice of Nonliability. The Board shall use reasonable means to assure that all persons having dealings with the Trust shall be informed that the private property of the Shareholders and the Trustees shall not be subject to claims against and obligations of the Trust to any extent whatever. The Board shall cause to be inserted in every written agreement, undertaking or obligation made or issued on behalf of the Trust, an appropriate provision to the effect that the Shareholders and the Trustees shall not be personally liable thereunder, and that all parties concerned shall look solely to the Trust property for the satisfaction of any claim thereunder, and appropriate reference shall be made to this Declaration of Trust. The omission of such a provision from any such agreement, undertaking or obligation, or the failure to use any other means of giving such notice, shall not, however, render the Shareholders or the Trustees personally liable or such agreement, undertaking or obligation unenforceable.

ARTICLE IV.  THE TRUSTEES

         Section 1.  Number, Qualification, Compensation and Term.

         (a) The Board shall be comprised of not less than three nor more than 15 Trustees. The current number of Trustees is 10, which may be changed from time to time by resolution of the Board within the limits provided in the preceding sentence. Trustees may succeed themselves in office. Trustees shall be individuals who are at least 21 years old and not under any legal disability. No Trustee shall be required to give bond, surety or securities to secure the performance of his or her duties or obligations hereunder. No reduction in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his or her term. Whenever a vacancy among the Trustees shall occur, until such vacancy is filled as provided in Section 3, the Trustee or Trustees continuing in office, regardless of their number, shall have all of the powers granted to the Board and shall discharge all of the duties imposed on the Board by this Declaration of Trust. The Trustees shall receive such fees for their services and expenses as they shall deem reasonable and proper. A majority of the Trustees shall not be officers or employees of the Trust.

         (b) The Board shall be divided into three classes of Trustees, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of Trustees constituting the entire Board. The term of office of each Trustee shall be three years and until his or her successor is elected and qualifies, subject to prior death, resignation or removal. At the 2000 annual meeting of Shareholders, Class I Trustees shall be elected; at the 2001 annual meeting of Shareholders, Class II Trustees shall be elected; and at the 2002 annual meeting of Shareholders, Class III Trustees shall be elected. At each succeeding annual meeting of Shareholders, beginning in 2003, successors to the class of Trustees whose term expires at such annual meeting shall be elected. If the authorized number of Trustees constituting the Board is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of Trustees in each class as nearly equal as possible, and any additional Trustee of any class elected to fill a vacancy resulting from an increase in such class shall hold office until the next annual meeting of shareholders, but in no case shall a decrease in the number of Trustees constituting the Board shorten the term of any incumbent Trustee. The names, classes and addresses of the current Trustees are as follows:

      Name            Class                    Address

K. Dane Brooksher      III     14100 East 35th Place, Aurora, Colorado 80011
Stephen L. Feinberg     II     14100 East 35th Place, Aurora, Colorado 80011
Donald P. Jacobs        II     14100 East 35th Place, Aurora, Colorado 80011
Irving F. Lyons, III     I     14100 East 35th Place, Aurora, Colorado 80011
John S. Moody           II     14100 East 35th Place, Aurora, Colorado 80011
William G. Myers         I     14100 East 35th Place, Aurora, Colorado 80011
John E. Robson           I     14100 East 35th Place, Aurora, Colorado 80011
Kenneth N. Stensby     III     14100 East 35th Place, Aurora, Colorado 80011
J. Andre Teixeira       II     14100 East 35th Place, Aurora, Colorado 80011
Thomas G. Wattles      III     14100 East 35th Place, Aurora, Colorado 80011

The records of the Trust shall be revised to reflect the names, classes and addresses of the current Trustees, at such times as any change has occurred. The Board may, but is not required to, amend this Declaration of Trust, without Shareholder consent, at such times as the names, classes and addresses of the Trustees have changed.

         Section 2. Resignation, Removal and Death. A Trustee may resign at any time by giving written notice thereof in recordable form to the other Trustees at the principal office of the Trust. The acceptance of a resignation shall not be necessary to make it effective. A Trustee may be removed only for cause by the shareholders by the affirmative vote of two-thirds of all of the votes entitled to be cast in the election of Trustees or by the Trustees then in office by a two-thirds vote (which action shall be taken only by vote at a meeting and not by authorization without a meeting, notwithstanding anything in
Section 5 of this Article IV to the contrary). Upon the resignation or removal of any Trustee, he or she shall execute and deliver such documents and render such accounting as the remaining Trustee or Trustees shall require and shall thereupon be discharged as Trustee. Upon the incapacity or death of any Trustee, his or her status as a Trustee shall immediately terminate, and his or her legal representatives shall perform the acts set forth in the preceding sentence. This
Section 2 may only be amended or repealed with the affirmative vote of holders of two-thirds of all of the votes entitled to be cast generally in the election of Trustees.

         Section 3. Vacancies. The resignation, removal, incompetency or death of any or all of the Trustees shall not terminate the Trust or affect its continuity. During a vacancy, the remaining Trustee or Trustees may exercise the powers of the Trustees hereunder. Whenever there shall be a vacancy or vacancies among the Trustees (including vacancies resulting from an increase in the number of Trustees), such vacancy or vacancies shall be filled (i) at a special meeting of Shareholders called for such purpose, (ii) by the Trustee or Trustees then in office or (iii) at the next annual meeting of Shareholders. Trustees elected at special meetings of Shareholders to fill vacancies or appointed by the remaining Trustee or Trustees to fill vacancies shall hold office until the next annual meeting of Shareholders.

         Section 4. Successor Trustees. The right, title and interest of the Trustees in and to the Trust property shall vest automatically in all persons who may hereafter become Trustees upon their due election and qualification without any further act, and thereupon they shall have the same rights, privileges, powers, duties and immunities as though named as Trustees in this Declaration of Trust. Appropriate written evidence of the election and qualification of successor Trustees shall be filed with the records of the Trust and in such other offices or places as the Board may deem necessary, appropriate or desirable. Upon the resignation, removal or death of a Trustee, he or she (and upon his or her death, his or her estate) shall automatically cease to have any right, title or interest in or to any of the Trust property, and the right, title and interest of such Trustee in and to the Trust property shall vest automatically in the remaining Trustee or Trustees without any further act.

         Section 5. Meetings and Action Without a Meeting. The Board may act with or without a meeting. Except as otherwise provided herein, any action of a majority of Trustees present at a duly convened meeting of the Board shall be conclusive and binding as an action of the Board. A quorum for meetings of the Board shall be a majority of all of the Trustees in office. Action may be taken without a meeting in any manner and by any means permitted by Maryland law only by unanimous consent of all of the Trustees in office and shall be evidenced by a written certificate or instrument signed by all of the Trustees in office. Any action taken by the Board in accordance with the provisions of this Section 5 shall be conclusive and binding on the Trust, the Trustees and the Shareholders, as an action of all of the Trustees, collectively, and of the Trust. Any deed, mortgage, evidence of indebtedness or other instrument, agreement or document of any character, whether similar or dissimilar, executed by one or more of the Trustees, when authorized at a meeting or by written authorization without a meeting in accordance with the provisions of this Section 5, shall be valid and binding on the Trustees, the Trust and the Shareholders.

         Section 6. Authority. The Trustees may hold the legal title to all property belonging to the Trust. They shall have absolute and exclusive control, management and disposition thereof, and absolute and exclusive control over the management and conduct of the business affairs of the Trust, free from any power or control on the part of the Shareholders, in the same manner as if they were the absolute owners thereof, subject only to the express limitations in this Declaration of Trust.

         Section 7. Powers. The Board shall have all of the powers necessary, convenient or appropriate to effectuate the purposes of the Trust and may take any action which it deems necessary or desirable and proper to carry out such purposes. Any determination of the purposes of the Trust made by the Board in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of the grant of powers to the Board. Without limiting the generality of the foregoing, the Board's powers on behalf of the Trust shall include the following:

a. To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire on lease, hold, manage, improve, lease to others, option, exchange, release and partition real estate interests of every nature, including freehold, leasehold, mortgage, ground rent and other interests therein; and to erect, construct, alter, repair, demolish or otherwise change buildings and structures of every nature.

b. To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, option, sell and exchange stocks, bonds, notes, certificates of indebtedness and securities of every nature.

c. To purchase, acquire through the issuance of Shares in the Trust, obligations of the Trust or otherwise, mortgage, sell, acquire on lease, hold, manage, improve, lease to others, option and exchange personal property of every nature.

d. To hold legal title to property of the Trust in the name of the Trust, or in the name of one or more of the Trustees for the Trust, or of any other person for the Trust, without disclosure of the interest of the Trust therein.

e. To borrow money for the purposes of the Trust and to give notes or other negotiable or nonnegotiable instruments of the Trust therefor; to enter into other obligations or guarantee the obligations of others on behalf of and for the purposes of the Trust; and to mortgage or pledge or cause to be mortgaged or pledged real and personal property of the Trust to secure such notes, debentures, bonds, instruments or other obligations.

f. To lend money on behalf of the Trust and to invest the funds of the Trust.

g. To create reserve funds for such purposes as it deems advisable.

h. To deposit funds of the Trust in banks and other depositories without regard to whether such accounts will draw interest.

i. To pay taxes and assessments imposed on or chargeable against the Trust or the Trustees by virtue of or arising out of the existence, property, business or activities of the Trust.

j. To purchase, issue,  sell or  exchange  Shares of the  Trust as  provided  in
Article II.

k. To exercise with respect to property of the Trust, all options, privileges and rights, whether to vote, assent, subscribe or convert, or of any other nature; to grant proxies; and to participate in and accept securities issued under any voting trust agreement.

l. To participate in any reorganization, readjustment, consolidation, merger, dissolution, sale or purchase of assets, lease or similar proceedings of any corporation, partnership or other organization in which the Trust shall have an interest and in connection therewith to delegate discretionary powers to any reorganization, protective or similar committee and to pay assessments and other expenses in connection therewith.

m. To engage or employ agents, representatives and employees of any nature, or independent contractors, including, but not limited to, transfer agents for the transfer of Shares in the Trust, registrars, underwriters for the sale of Shares in the Trust, independent certified public accountants, attorneys at law, appraisers and real estate agents and brokers; and to delegate to one or more Trustees, agents, representatives, employees, independent contractors or other persons such powers and duties as the Board deems appropriate.

n. To determine conclusively the allocation between capital and income of the receipts, holdings, expenses and disbursements of the Trust, regardless of the allocation which might be considered appropriate in the absence of this provision.

o. To determine conclusively the value from time to time and to revalue the real estate, securities and other property of the Trust by means of independent appraisals.

p. To compromise or settle claims, questions, disputes and controversies by, against or affecting the Trust.

q. To solicit proxies of the Shareholders.

r. To adopt a fiscal year for the Trust and to change such fiscal year in accordance with the REIT Provisions of the Code.

s. To adopt and use a seal.

t. To merge the Trust with or into any other trust, corporation or other entity in accordance with Maryland law.

u. To deal with the Trust property in every way, including joint ventures, partnerships and any other combinations or associations, which it would be lawful for an individual to deal with the same, whether similar to or different from the ways herein specified.

v. To determine whether or not, at any time or from time to time, to attempt to cause the Trust to qualify for taxation, or to terminate the status of the Trust, as a REIT.

w. To make, adopt, amend or repeal Bylaws containing provisions relating to the business of the Trust, the conduct of its affairs, its rights or powers and the rights or powers of its Shareholders, Trustees or officers not inconsistent with law or this Declaration of Trust.

x. To do all other such acts and things as are incident to the foregoing and to exercise all powers which are necessary or useful to carry on the business of the Trust, to promote any of the purposes of the Trust and to carry out the provisions of this Declaration of Trust.

         Section 8.  Right to Own Shares.   A  Trustee  may  acquire,  hold and
dispose of Shares in the Trust for his or her individual account and may exercise all rights of a Shareholder to the same extent and in the same manner as if he or she were not a Trustee.

         Section 9.   Transactions  with Trust.  Subject to the provisions of
Section 5 of Article I, and to any restrictions in this Declaration of Trust or adopted by the Board in the Bylaws or by resolution, the Trust may enter into any contract or transaction of any kind (including, but not limited to, for the purchase or sale of property or for any type of services, including those in connection with underwriting or the offer or sale of securities of the Trust) with any person, including any Trustee, officer, employee or agent of the Trust or any person affiliated with a Trustee, officer, employee or agent of the Trust, whether or not any of them has a financial interest in such transaction.

         Section 10. Limitation of Liability. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of trustees of a real estate investment trust, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 10, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 10, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of trustees of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no Trustee of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the Trustee actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the Trustee is entered in a proceeding based on a finding in the proceeding that the Trustee's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Section 11. Indemnification. The Trust shall indemnify each Trustee, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was a Trustee of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each Trustee in connection with any such proceedings.

         Section 12. Persons Dealing with Trustees. No corporation, person, transfer agent or other party shall be required to examine or investigate the trusts, terms or conditions contained in this Declaration of Trust or otherwise applicable to the Trust, and every such corporation, person, transfer agent or other party may deal with Trust property and assets as if the Trustees were the sole and exclusive owners thereof free of all trusts; and no such corporation, person, transfer agent or other party dealing with the Trustees or with the Trust or Trust property and assets shall be required to see to the application of any money or property paid or delivered to any Trustee, or nominee, agent or representative of the Trust or the Trustees. A certificate executed by or on behalf of the Trustees or by any other duly authorized representative of the Trust delivered to any person or party dealing with the Trust or Trust property and assets, or, if relating to real property, recorded in the deed records for the county or district in which such real property lies, certifying as to the identity and authority of the Trustees, agents or representatives of the Trust for the time being, or as to any action of the Trustees or of the Trust, or of the Shareholders, or as to any other fact affecting or relating to the Trust or this Declaration of Trust, may be treated as conclusive evidence thereof by all persons dealing with the Trust. No provision of this Declaration of Trust shall diminish or affect the obligation of the Trustees and every other representative or agent of the Trust to deal fairly and act in good faith with respect to the Trust and the Shareholders insofar as the relationship and accounting among the parties to the Trust is concerned; but no third party dealing with the Trust or with any Trustee, agent or representative of the Trust shall be obliged or required to inquire into, investigate or be responsible for the discharge and performance of such obligation.

         Section 13. Election of Officers. The Board shall annually elect a Chairman of the Board (or two or more Co-Chairmen of the Board) and a Secretary of the Trust. The Board may also annually elect a Chief Executive Officer, a President, one or more Managing Directors, a Chief Operating Officer, a Chief Financial Officer, a Chief Investment Officer, Vice Presidents, Assistant Secretaries, a Treasurer, Assistant Treasurers and such other officers as the Board shall deem proper. Except as required by law, the officers of the Trust need not be Trustees. All officers and agents of the Trust shall have such authority and perform such duties in the management of the Trust as may be provided in the Bylaws or as may be determined by the Board not inconsistent with the Bylaws. Any officer or agent elected or appointed by the Board may be removed by the Board whenever in its judgment the best interest of the Trust will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of any officer or agent shall not of itself create contract rights. The Board shall fix the compensation of all officers.

         Section 14. Committees and Delegation of Powers and Duties. The Board may, in its discretion, by resolution passed by a majority of the Trustees, designate from among its members one or more committees which shall consist of one or more Trustees. The Board may designate one or more Trustees as alternate members of any such committee, who may replace any absent or disqualified member at any meeting of the committee. Such committees shall have and may exercise such powers as shall be conferred or authorized by the resolution appointing them (including, but not limited to, the determination of the type and amount of consideration at which Shares are to be issued). A majority of any such committee may determine its action and fix the time and place of its meetings, unless the Board shall otherwise provide. The Board, by resolution passed by a majority of the Trustees, may at any time change the membership of any such committee, fill vacancies on it or dissolve it. The Bylaws, or a majority of the Trustees, may authorize any one or more of the Trustees, or any one or more of the officers or employees or agents of the Trust, on behalf of the Trust, to exercise and perform any and all powers granted to the Board, and to discharge any and all duties imposed on the Board, and to do any acts and to execute any instruments deemed by such person or persons to be necessary or appropriate to exercise such power or to discharge such duties, and to exercise his or her own judgment in so doing.

ARTICLE V.  TERMINATION AND DURATION

         Section 1. Termination. Subject to the provisions of any class or series of Shares at the time outstanding, after approval by a majority of the entire Board of Trustees the Trust may be terminated at any meeting of Shareholders called for such purpose, by the affirmative vote of the holders of not less than a majority of the outstanding Shares entitled to be cast on the matter. In connection with any termination of the Trust, the Board, upon receipt of such releases or indemnity as they deem necessary for their protection, may

a. Sell and convert into cash the property of the Trust and distribute the net proceeds among the Shareholders ratably; or

b. Convey the property of the Trust to one or more persons, entities, trusts or corporations for consideration consisting in whole or in part of cash, shares of stock or other property of any kind, and distribute the net proceeds among the Shareholders ratably, at valuations fixed by the Board, in cash or in kind, or partly in cash and partly in kind.

Upon termination of the Trust and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and place among the records of the Trust an instrument in writing setting forth the fact of such termination, and the Trustees shall thereupon be discharged from all further liabilities and duties hereunder, and the right, title and interest of all Shareholders shall cease and be canceled and discharged.

         Section 2. Merger, Consolidation or Sale of Trust Property. Subject to the provisions of any class or series of Shares at the time outstanding, the Trust may (i) merge with or into another entity, (ii) consolidate the Trust with one or more other entities into a new entity or (iii) sell, lease, exchange or otherwise transfer all or substantially all of the Trust property; provided that such action shall have been approved by the Board of Trustees and by the Shareholders, at a meeting called for such purpose, by the affirmative vote of the holders of not less than a majority of the votes entitled to be cast on the matter.

         Section 3. Duration. Subject to possible earlier termination in accordance with the provisions of this Article V, the duration of the Trust shall be perpetual or, in any jurisdiction in which such duration is not permitted, then the Trust shall terminate on the latest date permitted by the law of such jurisdiction.


ARTICLE VI.  AMENDMENTS

         Section 1. Amendment by Shareholders. Except as provided herein, this Declaration of Trust may be amended only by the affirmative vote or written consent of the holders of at least a majority of the Shares then outstanding and entitled to vote thereon.

         Section 2. Amendment by Trustees. The Trustees by a two-thirds vote may amend provisions of this Declaration of Trust from time to time to enable the Trust to qualify as a real estate investment trust under the REIT Provisions of the Code or under Title 8.

         Section 3. Requirements of Maryland Law. Except as otherwise specifically provided herein, this Declaration of Trust may only be amended in accordance with Section 8-501 of Title 8.


ARTICLE VII.  MISCELLANEOUS

         Section 1. Construction. In this Declaration of Trust, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. This Declaration of Trust shall be construed in such a manner as to give effect to the intent and purposes of the Trust and this Declaration of Trust. If any provisions hereof appear to be in conflict, more specific provisions shall control over general provisions. This Declaration of Trust shall govern all of the relationships among the Trustees and Shareholders of the Trust; and each provision hereof shall be effective for all purposes and to all persons dealing with the Trust to the fullest extent possible under applicable law in each jurisdiction in which the Trust shall engage in business. In defining or interpreting the powers and duties of the Trust and the Trustees and officers of the Trust, reference may be made, to the extent appropriate and not inconsistent with the Code, Title 8 and this Declaration of Trust, to Titles 1 through 3 of the Corporations and Associations Article of the Annotated Code of Maryland.

         Section 2. Headings for Reference Only. Headings preceding the text of articles, sections and subsections hereof have been inserted solely for convenience and reference, and shall not be construed to affect the meaning, construction or effect of this Declaration of Trust.

         Section 3. Filing and Recording. This Declaration of Trust shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may be filed for record in any county where real property is owned by the Trust.

         Section 4. Applicable Law. This Declaration of Trust has been executed with reference to, and its construction and interpretation shall be governed by, Maryland law, and the rights of all parties and the construction and effect of every provision hereof shall be subject to and construed according to Maryland law.

         Section 5. Certifications. Any certificates signed by a person who, according to the records of the State Department of Assessments and Taxation of Maryland, appears to be a Trustee hereunder, shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust or the Trustees or any one or more of them, and the successors or assigns of such persons, which certificate may certify to any matter relating to the affairs of the Trust, including, but not limited to, any of the following: a vacancy among the Trustees; the number and identity of Trustees; this Declaration of Trust and any amendments or supplements thereto, or any restated declaration of trust and any amendments or supplements thereto, or that there are no amendments to this Declaration of Trust or any restated declaration of trust; a copy of the Bylaws or any amendment thereto; the due authorization of the execution of any instrument or writing; the vote at any meeting of the Board or a committee thereof or Shareholders; the fact that the number of Trustees present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust; a copy of any Bylaw adopted by the Shareholders or the identity of any officer elected by the Board; or the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust. If this Declaration of Trust or any restated declaration of trust is filed or recorded in any recording office other than the State Department of Assessments and Taxation of Maryland, any one dealing with real estate so located that instruments affecting the same should be filed or recorded in such recording office may rely conclusively on any certificate of the kind described above which is signed by a person who according to the records of such recording office appears to be a Trustee hereunder. In addition, the Secretary or any Assistant Secretary of the Trust or any other officer of the Trust designated by the Bylaws or by action of the Board may sign any certificate of the kind described in this Section 5, and such certificate shall be conclusive evidence as to the matters so certified in favor of any person dealing with the Trust, and the successors and assigns of such person.

         Section 6. Severability. If any provision of this Declaration of Trust shall be invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render invalid or unenforceable any other provision of this Declaration of Trust and this Declaration of Trust shall be carried out, if possible, as if such invalid or unenforceable provision were not contained herein.

         Section 7. Bylaws. The Bylaws of the Trust may be altered, amended or repealed, and new Bylaws may be adopted, at any meeting of the Board by vote of a majority of the Trustees, subject to repeal or change by action of the Shareholders of the Trust entitled to vote thereon.

         Section 8. Recording. This Declaration of Trust shall be filed in the manner prescribed for real estate investment trusts under Maryland law and may also be filed or recorded in such other places as the Board deems appropriate, but failure to file for record this Declaration of Trust or any amendment hereto in any office other than in the State Department of Assessments and Taxation of Maryland shall not affect or impair the validity or effectiveness of this Declaration of Trust or any amendment or supplement hereto.


ARTICLE VIII.  LIMITATION OF LIABILITY AND INDEMNIFICATION

         Section 1. Limitation of Liability of Officers. To the maximum extent that Maryland law in effect from time to time permits limitation of the liability of officers of a real estate investment trust, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages. Neither the amendment nor repeal of this Section 1, nor the adoption or amendment of any other provision of this Declaration of Trust inconsistent with this Section 1, shall apply to or affect in any respect the applicability of the preceding sentence with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption. In the absence of any Maryland statute limiting the liability of officers of a Maryland real estate investment trust for money damages in a suit by or on behalf of the Trust or by any Shareholder, no officer of the Trust shall be liable to the Trust or to any Shareholder for money damages except to the extent that (i) the officer actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received; or (ii) a judgment or other final adjudication adverse to the officer is entered in a proceeding based on a finding in the proceeding that the officer's action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding.

         Section 2. Indemnification of Officers and Employees. The Trust shall have the power to indemnify each officer, employee and agent, to the fullest extent permitted by Maryland law, as amended from time to time, in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she was an officer, employee or agent of the Trust or is or was serving at the request of the Trust as a director, trustee, officer, partner, manager, member, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, limited liability company, other enterprise or employee benefit plan, from all claims and liabilities to which such person may become subject by reason of service in such capacity and shall pay or reimburse reasonable expenses, as such expenses are incurred, of each officer, employee or agent in connection with any such proceedings.

         Section 3. Insurance. Notwithstanding any other provisions of this Declaration of Trust, the Trust, for purposes of providing indemnification for its Trustees, officers, employees and agents, shall have the authority, without specific Shareholder approval, to enter into insurance or other arrangements, with persons or entities which are regularly engaged in the business of providing insurance coverage, to indemnify all Trustees, officers, employees and agents of the Trust against any and all liabilities and expenses incurred by them by reason of their being Trustees, officers, employees or agents of the Trust, whether or not the Trust would otherwise have the power under this Declaration of Trust or under Maryland law to indemnify such persons against such liability. Without limiting the power of the Trust to procure or maintain any kind of insurance or other arrangement, the Trust may, for the benefit of persons indemnified by it, (i) create a trust fund, (ii) establish any form of self-insurance, (iii) secure its indemnity obligation by grant of any security interest or other lien on the assets of the Trust or (iv) establish a letter of credit, guaranty or surety arrangement. Any such insurance or other arrangement may be procured, maintained or established within the Trust or with any insurer or other person deemed appropriate by the Board regardless of whether all or part of the stock or other securities thereof are owned in whole or in part by the Trust. In the absence of fraud, the judgment of the Board as to the terms and conditions of insurance or other arrangement and the identity of the insurer or other person participating in any arrangement shall be conclusive, and such insurance or other arrangement shall not be subject to voidability, nor subject the Trustees approving such insurance or other arrangement to liability, on any ground, regardless of whether Trustees participating in and approving such insurance or other arrangement shall be beneficiaries thereof.

                                    * * * * *

         IN WITNESS WHEREOF, the Trust has caused this Declaration of Trust to be signed in its name and on its behalf as of the date first written above, by the undersigned Chairman who acknowledges to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects and that this statement is made under the penalties for perjury.




                                         /s/  K. Dane Brooksher
                                         --------------------------
                                                  Chairman


ATTEST:




/s/  Edward S. Nekritz
-------------------------
         Secretary

                                     ANNEX A

                         SERIES A CUMULATIVE REDEEMABLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST



         The Board of Trustees has classified 5,400,000 unissued shares of beneficial interest of the Trust as Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred Shares").

         The  following  is a  description  of the  Series A  Preferred  Shares,
including  the  preferences,   conversion  and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series A Cumulative
Redeemable Preferred Shares of Beneficial Interest (the "Series A Preferred Shares") and the number of shares which shall constitute such series shall not be more than 5,400,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding plus the number required to fulfill the Trust's obligations under options, warrants or similar rights issued by the Trust) from time to time by the Board of Trustees.

         Section 2. Definitions. For purposes of the Series A Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series A Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under subparagraph (e) of Section 5 as the Call Date.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on September 30, 1995; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on April 1, July 1, October 1, and January 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include September 30, 1995).

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Issue Date" shall mean the first date on which the Series A Preferred Shares are issued and sold.

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series A Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Parity Shares" shall have the meaning set forth in  paragraph
         (b) of Section 7.

                  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Series A Preferred Shares" shall have the meaning set forth in Section 1 hereof.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series A Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series A Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Transfer Agent" means The First National Bank of Boston, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent for the Series A Preferred Shares.

                  "Voting  Preferred Shares" shall have the meaning set forth in
         Section 8 hereof.

         Section 3.  Dividends.

a. The holders of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for that purpose, dividends payable in cash in an amount per share equal to $2.35. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Each such dividend shall be payable in arrears to the holders of record of Series A Preferred Shares, as they appear on the stock records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees.

b. The amount of dividends payable for each full Dividend Period for the Series A Preferred Shares shall be computed by dividing the annual dividend rate by four. The initial Dividend Period will include a partial dividend for the period from the Issue Date until June 30, 1995. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series A Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series A Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of cumulative dividends, as herein provided, on the Series A Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series A Preferred Shares that may be in arrears.

c. So long as any Series A Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series A Preferred Shares for all Dividend Periods terminating on or prior to the Dividend Payment Date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series A Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series A Preferred Shares and accumulated and unpaid on such Parity Shares.

d. So long as any Series A Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution declared or made upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series A Preferred Shares and any other Parity Shares of the Trust shall have been paid or declared and set apart for payment for all past Dividend Periods with respect to the Series A Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series A Preferred Shares and the current dividend period with respect to such Parity Shares.

e. No distributions on Series A Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4.  Liquidation Preference.

a. In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series A Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series A Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series A Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series A Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series A Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale or transfer of all or substantially all of the Trust's assets or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

b. Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series A Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series A Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series A Preferred Shares shall not be entitled to share therein.

         Section 5.  Redemption at the Option of the Trust.

a. Subject to Section 9 hereof, the Series A Preferred Shares shall not be redeemable by the Trust prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the Trust, at its option, may redeem the Series A Preferred Shares, in whole at any time or from time to time in part at the option of the Trust at a redemption price of Twenty-Five Dollars ($25.00) per Series A Preferred Share, plus the amounts indicated in Section 5(b).

b. Upon any redemption of Series A Preferred Shares pursuant to this Section 5, the Trust shall pay any accrued and unpaid dividends in arrears for any Dividend Period ending on or prior to the Call Date. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series A Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series A Preferred Shares called for redemption.

c. If full cumulative dividends on the Series A Preferred Shares and any other class or series of Parity Shares of the Trust have not been paid or declared and set apart for payment, the Series A Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series A Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series A Preferred Shares or pursuant to
Section 9 hereof.

d. The redemption price to be paid upon any redemption of the Series A Preferred Shares (other than any amounts indicated in Section 5(b) and other than a redemption pursuant to Section 9) shall be payable solely out of the sale proceeds of other shares of beneficial interest of the Trust and from no other source.

e. Notice of the redemption of any Series A Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series A Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's stock records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph
(e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series A Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the place or places at which certificates for such shares are to be surrendered; and (4) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series A Preferred Shares so called for redemption shall cease to accrue,
(ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series A Preferred Shares of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series A Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series A Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as  practicable  after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series A Preferred Shares are to redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series A Preferred Shares not previously called for redemption by lot or pro rata (as nearly as may
         be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series A Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         Section 6. Shares To Be Retired. All Series A Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     Section 7. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

a. prior to the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series A Preferred Shares;

b. on a parity with the Series A Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series A Preferred Shares, if the holders of such class or series and the Series A Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

c. junior to the Series A Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

d. junior to the Series A Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 8. Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series A Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series A Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series A Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series A Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series A Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series A Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series A Preferred Shares and the Voting Preferred Shares, the secretary of the Trust may, and upon the written request of any holder of Series A Preferred Shares (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series A Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series A Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series A Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series A Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders
(together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series A Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

         So long as any Series A Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Trust's Amended and Restated Declaration of Trust, as amended, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

a. Any amendment, alteration or repeal of any of the provisions of the Trust's Amended and Restated Declaration of Trust or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series A Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Trust's Amended and Restated Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series A Preferred Shares, or any shares of any class ranking on a parity with the Series A Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series A Preferred Shares, and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series A Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series A Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

b. A share exchange that affects the Series A Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series A Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred stock of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series A Preferred Share (except for changes that do not materially and adversely affect the holders of the Series A Preferred Shares); or

c. The authorization or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series A Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series A Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series A Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 8, each Series A Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series A Preferred Shares as a single class on any matter, then the Series A Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series A Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any trust action.

         Section 9.  Limitation on Ownership.

a. Limitation. Notwithstanding any other provision of the terms of the Series A Preferred Shares, except as provided in the next sentence and in Section 9(b), no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series A Preferred Shares. Any Series A Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of 25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series A Preferred Shares, provided that thereafter any additional Series A Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on
Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series A Preferred Shares constituting Excess Preferred shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series A Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series A Preferred Share closing sales price, if the Series A Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series A Preferred Shares are not so listed or reported, shall be the mean between the average per Series A Preferred Share closing bid prices and the average per Series A Preferred Share closing asked prices, in each case during the 30-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series A Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series A Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (i) five years after the redemption date, or (ii) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series A Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series A Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

b. Exemptions. The limitation on ownership set forth in Section 9(a) shall not apply to the acquisition of Series A Preferred Shares by an underwriter in a public offering of Series A Preferred Shares and shall not apply to the ownership of Series A Preferred Shares by a managing underwriter in the initial public offering of Series A Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in
Section  9(a)  certain  designated  Series A Preferred  Shares owned by a person
(other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series A Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 11. Sinking Fund. The Series A Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

                                     ANNEX B


                   SERIES B CUMULATIVE CONVERTIBLE REDEEMABLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST


         The Board of Trustees has classified 8,050,000 unissued shares of beneficial interest of the Trust as Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares").

         The  following  is a  description  of the  Series B  Preferred  Shares,
including  the  preferences,   conversion  and  other  rights,   voting  powers,
restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series B Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest (the "Series B Preferred Shares") and the number of shares which shall constitute such series shall not be more than 8,050,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Trustees.

         Section 2. Definitions. For purposes of the Series B Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series B Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under Section 5(d) as the Call Date.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  "Constituent  Person"  shall  have  the  meaning  set forth in
         Section 6(e).

                  "Conversion Price" shall mean the conversion price per Common Share for which the Series B Preferred Shares are convertible, as such Conversion Price may be adjusted pursuant to Section 6. The initial conversion price shall be $19.50 (equivalent to a conversion rate of 1.282 Common Shares for each Series B Preferred Share).

                  "Current Market Price" of publicly traded common shares or any other class of shares of beneficial interest or other security of the Trust or any other issuer for any day shall mean the last reported sales price, regular way on such day, or, if no sale takes place on such day, the average of the reported closing bid and asked prices on such day, regular way, in either case as reported on the New York Stock Exchange ("NYSE") or, if such security is not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such security is listed or admitted for trading or, if not listed or admitted for trading on any national securities exchange, on the National Market System of the National Association of Securities Dealers, Inc. Automated Quotations System ("NASDAQ") or, if such security is not quoted on such National Market System, the average of the closing bid and asked prices on such day in the over-the-counter market as reported by NASDAQ or, if bid and asked prices for such security on such day shall not have been reported through NASDAQ, the average of the bid and asked prices on such day as furnished by any NYSE member firm regularly making a market in such security selected for such purpose by a Co-Chairman of the Board or the Board of Trustees.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on June 30, 1996; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include June 30, 1996, and other than the Dividend Period during which any Series B Preferred Shares shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the Series B Preferred Shares being redeemed).

                  "Expiration Time" shall have the meaning set forth in Section 6(d)(iv).

                  "Fair Market Value" shall mean the average of the daily Current Market Prices of a Common Share during the five (5) consecutive Trading Days selected by the Trust commencing not more than 20 Trading Days before, and ending not later than, the earlier of the day in question and the day before the "ex date" with respect to the issuance or distribution requiring such computation. The term "ex date," when used with respect to any issuance or distribution, means the first day on which the Common Shares trade regular way, without the right to receive such issuance or distribution, on the exchange or in the market, as the case may be, used to determine that day's Current Market Price.

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Funds from Operations" shall mean the Trust's net earnings (computed in accordance with generally accepted accounting principles) before minority interest and before gains on sales of depreciated property, plus depreciation and amortization.

                  "Issue Date" shall mean February 21, 1996.

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series B Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Non-Electing Share"  shall  have  the  meaning  set forth  in
         Section 6(e).

                  "Parity Shares" shall have the meaning set forth in Section 8(b).

                  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Purchased Shares" shall have the meaning set forth in Section 6(d)(iv).

                  "Securities" and "Security" shall have the meanings set forth in Section 6(d)(iii).

                  "Series B Preferred Shares" shall have the meaning set forth in Section 1.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series B Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series B Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Trading Day" shall mean any day on which the securities in question are traded on the NYSE, or if such securities are not listed or admitted for trading on the NYSE, on the principal national securities exchange on which such securities are listed or admitted, or if not listed or admitted for trading on any national securities exchange, on the National Market System of NASDAQ, or if such securities are not quoted on such National Market System, in the applicable securities market in which the securities are traded.

                  "Transaction"  shall  have  the  meaning  set forth in Section
         6(e).

                  "Transfer Agent" means The First National Bank of Boston, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series B Preferred Shares.

                  "Voting Preferred Shares" shall have the  meaning set forth in
         Section 9.

         Section 3.  Dividends.

a. The holders of Series B Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to the greater of (i) 7% of the liquidation preference per annum (equivalent to $1.75 per share) or (ii) the dividends (determined on each Dividend Payment Date) on the Common Shares, or portion thereof, into which a Series B Preferred Share is convertible. Such dividends shall equal the number of Common Shares, or portion thereof, into which a Series B Preferred Share is convertible, multiplied by the most current quarterly dividend on a Common Share on or before the applicable Dividend Payment Date. Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on June 30, 1996. Each such dividend shall be payable in arrears to the holders of record of Series B Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on Series B Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series B Preferred Shares which remains payable.

b. The initial Dividend Period will include a partial dividend for the period from the Issue Date until March 31, 1996. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series B Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series B Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series B Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series B Preferred Shares which may be in arrears.

c. So long as any Series B Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series B Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series B Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series B Preferred Shares and accumulated and unpaid on such Parity Shares.

d. So long as any Series B Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or made or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series B Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series B Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series B Preferred Shares and the current dividend period with respect to such Parity Shares.

e. No distributions on Series B Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4.   Liquidation Preference.

          (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series B Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series B Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series B Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series B Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series B
     Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.
          (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series B Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series B Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series B Preferred Shares shall not be entitled to share therein.

         Section 5.   Redemption at the Option of the Trust.

          (a) Subject to Section 10, the Series B Preferred Shares shall not be redeemable by the Trust prior to the fifth anniversary of the Issue Date. On and after the fifth anniversary of the Issue Date, the Trust, at its option, may redeem the Series B Preferred Shares, in whole at any time or from time to time in part at the option of the Trust, at a redemption price of Twenty-Five Dollars ($25.00) per Series B Preferred Share, plus the amounts indicated in Section 5(b).

                  (b) Upon any redemption of Series B Preferred Shares pursuant to this Section 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series B Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series B Preferred Shares called for redemption.

                  (c) If full cumulative dividends on the Series B Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series B Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series B Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series B Preferred Shares or pursuant to Section 10.

                  (d) Notice of the redemption of any Series B Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series B Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series B Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; (5) the then-current Conversion Price; and (6) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series B Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series B Preferred Shares of the Trust shall cease (except the rights to convert and to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series B Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series B Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series B Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series B Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series B Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         Section 6. Conversion. Holders of Series B Preferred Shares shall have the right to convert all or a portion of such shares into Common Shares, as follows:

                  (a) Subject to and upon compliance with the provisions of this
         Section 6, a holder of Series B Preferred Shares shall have the right, at his or her option, at any time to convert such shares into the number of fully paid and non-assessable Common Shares obtained by dividing the aggregate liquidation preference of such shares by the Conversion Price (as in effect at the time and on the date provided for in the last paragraph of paragraph (b) of this Section 6) by surrendering such shares to be converted, such surrender to be made in the manner provided in paragraph (b) of this Section 6; provided, however, that the right to convert shares called for redemption pursuant to Section 5 shall terminate at the close of business on the fifth Business Day prior to the Call Date fixed for such redemption, unless the Trust shall default in making payment of the cash payable upon such redemption under Section 5.

                  (b) In order to exercise the conversion right, the holder of each Series B Preferred Share to be converted shall surrender the certificate representing such share, duly endorsed or assigned to the Trust or in blank, at the office of the Transfer Agent, accompanied by written notice to the Trust that the holder thereof elects to convert such Series B Preferred Shares. Unless the shares issuable on conversion are to be issued in the same name as the name in which such Series B Preferred Share is registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Trust, duly executed by the holder or such holder's duly authorized attorney and an amount sufficient to pay any transfer or similar tax (or evidence reasonably satisfactory to the Trust demonstrating that such taxes have been paid).

                  Holders of Series B Preferred Shares at the close of business on a dividend payment record date shall be entitled to receive the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the conversion thereof following such dividend payment record date and prior to such Dividend Payment Date. However, Series B Preferred Shares surrendered for conversion during the period between the close of business on any dividend payment record date and the opening of business on the corresponding Dividend Payment Date (except shares converted after the issuance of notice of redemption with respect to a Call Date during such period, such Series B Preferred Shares being entitled to such dividend on the Dividend Payment Date) must be accompanied by payment of an amount equal to the dividend payable on such shares on such Dividend Payment Date. A holder of Series B Preferred Shares on a dividend payment record date who (or whose transferee) tenders any such shares for conversion into Common Shares on the corresponding Dividend Payment Date will receive the dividend payable by the Trust on such Series B Preferred Shares on such date, and the converting holder need not include payment of the amount of such dividend upon surrender of Series B Preferred Shares for conversion. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the Common Shares issued upon such conversion.

                  As promptly as practicable after the surrender of certificates for Series B Preferred Shares as aforesaid, the Trust shall issue and shall deliver at such office to such holder, or on his or her written order, a certificate or certificates for the number of full Common Shares issuable upon the conversion of such shares in accordance with provisions of this Section 6, and any fractional interest in respect of a Common Share arising upon such conversion shall be settled as provided in paragraph (c) of this Section 6.

                  Each conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificates for Series B Preferred Shares shall have been surrendered and such notice shall have been received by the Trust as aforesaid (and if applicable, payment of an amount equal to the dividend payable on such shares shall have been received by the Trust as described above), and the person or persons in whose name or names any certificate or certificates for Common Shares shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby at such time on such date and such conversion shall be at the Conversion Price in effect at such time on such date unless the share transfer books of the Trust shall be closed on that date, in which event such person or persons shall be deemed to have become such holder or holders of record at the close of business on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Price in effect on the date on which such shares shall have been surrendered and such notice received by the Trust.

                  (c) No fractional shares or scrip representing fractions of Common Shares shall be issued upon conversion of the Series B Preferred Shares. Instead of any fractional interest in a Common Share that would otherwise be deliverable upon the conversion of a Series B Preferred Share, the Trust shall pay to the holder of such share an amount in cash based upon the Current Market Price of Common Shares on the Trading Day immediately preceding the date of conversion. If more than one share shall be surrendered for conversion at one time by the same holder, the number of full Common Shares issuable upon conversion thereof shall be computed on the basis of the aggregate number of Series B Preferred Shares so surrendered.

                  (d) The Conversion Price shall be adjusted from time to time as follows:

1. If the  Trust  shall  after  the  Issue  Date  (A) pay a  dividend  or make a distribution on its capital shares in Common Shares, (B) subdivide its outstanding Common Shares into a greater number of shares, (C) combine its outstanding Common Shares into a smaller number of shares or (D) issue any shares of beneficial interest by reclassification of its Common Shares, the Conversion Price in effect at the opening of business on the day following the date fixed for the determination of shareholders entitled to receive such dividend or distribution or at the opening of business on the Business Day next following the day on which such subdivision, combination or reclassification becomes effective, as the case may be, shall be adjusted so that the holder of any Series B Preferred Share thereafter surrendered for conversion shall be entitled to receive the number of Common Shares that such holder would have owned or have been entitled to receive after the happening of any of the events described above as if such Series B Preferred Shares had been converted immediately prior to the record date in the case of a dividend or distribution or the effective date in the case of a subdivision, combination or reclassification. An adjustment made pursuant to this subparagraph (i) shall become effective immediately after the opening of business on the Business Day next following the record date (except as provided in paragraph (h) below) in the case of a dividend or distribution and shall become effective immediately after the opening of business on the Business Day next following the effective date in the case of a subdivision, combination or reclassification.

2. If the Trust shall issue after the Issue Date rights, options or warrants to all holders of Common Shares entitling them (for a period expiring within 45 days after the record date mentioned below) to subscribe for or purchase Common Shares at a price per share less than 94% (100% if a stand-by underwriter is used and charges the Trust a commission) of the Fair Market Value per Common Share on the record date for the determination of shareholders entitled to receive such rights, options or warrants, then the Conversion Price in effect at the opening of business on the Business Day next following such record date shall be adjusted to equal the price determined by multiplying (A) the Conversion Price in effect immediately prior to the opening of business on the Business Day next following the date fixed for such determination by (B) a fraction, the numerator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of shares that the aggregate proceeds to the Trust from the exercise of such rights, options or warrants for Common Shares would purchase at 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), and the denominator of which shall be the sum of (x) the number of Common Shares outstanding on the close of business on the date fixed for such determination and (y) the number of additional Common Shares offered for subscription or purchase pursuant to such rights, options or warrants. Such adjustment shall become effective immediately after the opening of business on the day next following such record date (except as provided in paragraph (h) below). In determining whether any rights, options or warrants entitle the holders of Common Shares to subscribe for or purchase Common Shares at less than 94% of such Fair Market Value (or 100% in the case of a stand-by underwriting), there shall be taken into account any consideration received by the Trust upon issuance and upon exercise of such rights, options or warrants, the value of such consideration, if other than cash, to be determined by a Co-Chairman of the Board or the Board of Trustees.

3. If the Trust shall distribute to all holders of its Common Shares any shares of beneficial interest of the Trust (other than Common Shares) or evidence of its indebtedness or assets (excluding cumulative cash dividends or distributions paid with respect to the Common Shares after December 31, 1995 which are not in excess of the following: the sum of (A) the Trust's cumulative undistributed Funds from Operations at December 31, 1995, plus (B) the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 1995, minus (C) the cumulative amount of dividends accrued or paid in respect of the Series B Preferred Shares or any other class or series of preferred shares of beneficial interest of the Trust after the Issue Date) or rights, options or warrants to subscribe for or purchase any of its securities (excluding those rights, options and warrants issued to all holders of Common Shares entitling them for a period expiring within 45 days after the record date referred to in subparagraph (ii) above to subscribe for or purchase Common Shares, which rights and warrants are referred to in and treated under subparagraph (ii) above) (any of the foregoing being hereinafter in this subparagraph (iii) collectively called the "Securities" and individually a "Security"), then in each such case the Conversion Price shall be adjusted so that it shall equal the price determined by multiplying (x) the Conversion Price in effect immediately prior to the close of business on the date fixed for the determination of shareholders entitled to receive such distribution by (y) a fraction, the numerator of which shall be the Fair Market Value per Common Share on the record date mentioned below less the then fair market value (as determined by a Co-Chairman of the Board or the Board of Trustees, whose determination shall be conclusive), of the portion of the shares of beneficial interest or assets or evidences of indebtedness so distributed or of such rights, options or warrants applicable to one Common Share, and the denominator of which shall be the Fair Market Value per Common Share on the record date mentioned below. Such adjustment shall become effective immediately at the opening of business on the Business Day next following (except as provided in paragraph (h) below) the record date for the determination of shareholders entitled to receive such distribution. For the purposes of this subparagraph
(iii), the distribution of a Security, which is distributed not only to the holders of the Common Shares on the date fixed for the determination of shareholders entitled to such distribution of such Security, but also is distributed with each Common Share delivered to a Person converting a Series B Preferred Share after such determination date, shall not require an adjustment of the Conversion Price pursuant to this subparagraph (iii); provided that on the date, if any, on which a person converting a Series B Preferred Share would no longer be entitled to receive such Security with a Common Share (other than as a result of the termination of all such Securities), a distribution of such Securities shall be deemed to have occurred and the Conversion Price shall be adjusted as provided in this subparagraph (iii) (and such day shall be deemed to be "the date fixed for the determination of the shareholders entitled to receive such distribution" and "the record date" within the meaning of the two preceding sentences).

4. In case a tender or exchange offer made by the Trust or any subsidiary of the Trust for all or any portion of the Common Shares shall expire and such tender or exchange offer shall involve the payment by the Trust or such subsidiary of consideration per Common Share having a fair market value (as determined in good faith by the Board of Trustees, whose determination shall be conclusive and described in a resolution of the Board of Trustees), at the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer, that exceeds the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the effectiveness of the Conversion Price reduction contemplated by this subparagraph, by a fraction of which the numerator shall be the number of Common Shares outstanding (including any tendered or exchanged shares) at the Expiration Time, multiplied by the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, and the denominator shall be the sum of (A) the fair market value (determined as aforesaid) of the aggregate consideration payable to shareholders based upon the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any maximum, being referred to as the "Purchased Shares") and (B) the product of the number of Common Shares outstanding (less any Purchased Shares) at the Expiration Time and the Current Market Price per Common Share on the Trading Day next succeeding the Expiration Time, such reduction to become effective immediately prior to the opening of business on the day following the Expiration Time.

1. No adjustment in the Conversion Price shall be required unless such 5djustment would require a cumulative increase or decrease of at least 1% in such price; provided, however, that any adjustments that by reason of this subparagraph (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment until made; and provided, further, that any adjustment shall be required and made in accordance with the provisions of this Section 6 (other than this subparagraph (v)) not later than such time as may be required in order to preserve the tax-free nature of a distribution to the holders of Common Shares. Notwithstanding any other provisions of this
Section 6, the Trust shall not be required to make any adjustment of the Conversion Price for the issuance of any Common Shares pursuant to any plan providing for the reinvestment of dividends or interest payable on securities of the Trust and the investment of additional optional amounts in Common Shares under such plan. All calculations under this Section 6 shall be made to the nearest cent (with $.005 being rounded upward) or to the nearest one-tenth of a share (with .05 of a share being rounded upward), as the case may be. Anything in this paragraph (d) to the contrary notwithstanding, the Trust shall be entitled, to the extent permitted by law, to make such reductions in the Conversion Price, in addition to those required by this paragraph (d), as it in its discretion shall determine to be advisable in order that any share dividends, subdivision of shares, reclassification or combination of shares, distribution of rights or warrants to purchase shares or securities, or distribution of other assets (other than cash dividends) hereafter made by the Trust to its shareholders shall not be taxable.

                  (e)  If  the  Trust  shall  be  a  party  to  any  transaction
         (including without limitation a merger, consolidation, statutory share exchange, self tender offer for all or substantially all Common Shares, sale of all or substantially all of the Trust's assets or recapitalization of the Common Shares and excluding any transaction as to which subparagraph (d)(i) of this Section 6 applies) (each of the foregoing being referred to herein as a "Transaction"), in each case as a result of which all or substantially all Common Shares are converted into the right to receive shares, securities or other property (including cash or any combination thereof), each Series B Preferred Share which is not redeemed or converted into the right to receive shares, securities or other property prior to such Transaction shall thereafter be convertible into the kind and amount of shares, securities and other property (including cash or any combination thereof) receivable upon the consummation of such Transaction by a holder of that number of Common Shares into which one Series B Preferred Share was convertible immediately prior to such Transaction, assuming such holder of Common Shares (i) is not a Person with which the Trust consolidated or into which the Trust merged or which merged into the Trust or to which such sale or transfer was made, as the case may be ("Constituent Person"), or an affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction (provided that if the kind or amount of shares, securities and other property (including cash) receivable upon such Transaction is not the same for each Common Share held immediately prior to such Transaction by other than a Constituent Person or an affiliate thereof and in respect of which such rights of election shall not have been exercised ("Non-Electing Share"), then for the purpose of this paragraph (e) the kind and amount of shares, securities and other property (including cash) receivable upon such Transaction by each Non-Electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-Electing Shares). The Trust shall not be a party to any Transaction unless the terms of such Transaction are consistent with the provisions of this paragraph (e), and it shall not consent or agree to the occurrence of any Transaction until the Trust has entered into an agreement with the successor or purchasing entity, as the case may be, for the benefit of the holders of the Series B Preferred Shares that will contain provisions enabling the holders of the Series B Preferred Shares that remain outstanding after such Transaction to convert into the consideration received by holders of Common Shares at the Conversion Price in effect immediately prior to such Transaction. The provisions of this paragraph (e) shall similarly apply to successive Transactions.

                  (f)      If:

                           (i) the Trust shall  declare a dividend (or any other
                  distribution) on the Common Shares (other than cash dividends or distributions paid with respect to the Common Shares after December 31, 1995 not in excess of the sum of the Trust's cumulative undistributed Funds from Operations at December 31, 1995, plus the cumulative amount of Funds from Operations, as determined by the Board of Trustees, after December 31, 1995, minus the cumulative amount of dividends accrued or paid in respect of the Series B Preferred Shares or any other class or series of preferred shares of beneficial interest of the Trust after the Issue Date); or

                           (ii) the Trust shall  authorize  the  granting to the
                  holders of Common Shares of rights, options or warrants to subscribe for or purchase any shares of any class or any other rights, options or warrants; or

                           (iii) there shall be any reclassification of the Common Shares (other than an event to which subparagraph
                  (d)(i) of this Section 6 applies) or any consolidation or merger to which the Trust is a party and for which approval of any shareholders of the Trust is required, or a statutory share exchange, or a self tender offer by the Trust for all or substantially all of its outstanding Common Shares or the sale or transfer of all or substantially all of the assets of the Trust as an entirety; or

                           (iv) there shall occur the  voluntary or  involuntary
                  liquidation, dissolution or winding up of the Trust;

         then the Trust shall cause to be filed with the Transfer Agent and shall cause to be mailed to the holders of Series B Preferred Shares at their addresses as shown on the records of the Trust, as promptly as possible, but at least 10 days prior to the applicable date hereinafter specified, a notice stating (A) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Shares of record to be entitled to such dividend, distribution or rights, options or warrants are to be determined or (B) the date on which such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up is expected to become effective, and the date as of which it is expected that holders of Common Shares of record shall be entitled to exchange their Common Shares for securities or other property, if any, deliverable upon such reclassification, consolidation, merger, statutory share exchange, sale, transfer, liquidation, dissolution or winding up. Failure to give or receive such notice or any defect therein shall not affect the legality or validity of the proceedings described in this Section 6.

                  (g) Whenever the Conversion Price is adjusted as herein provided, the Trust shall promptly file with the Transfer Agent an officer's certificate setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after delivery of such certificate, the Trust shall prepare a notice of such adjustment of the Conversion Price setting forth the adjusted
         Conversion Price and the effective date of such adjustment and shall mail such notice of such adjustment of the Conversion Price to the holder of each Series B Preferred Share at such holder's last address as shown on the records of the Trust.

                  (h) In any case in which paragraph (d) of this Section 6 provides that an adjustment shall become effective on the day next following the record date for an event, the Trust may defer until the occurrence of such event (A) issuing to the holder of any Series B Preferred Share converted after such record date and before the occurrence of such event the additional Common Shares issuable upon such conversion by reason of the adjustment required by such event over and above the Common Shares issuable upon such conversion before giving effect to such adjustment and (B) paying to such holder any amount of cash in lieu of any fraction pursuant to paragraph (c) of this Section 6.

                  (i) There shall be no adjustment of the Conversion Price in case of the issuance of any shares of beneficial interest of the Trust in a reorganization, acquisition or other similar transaction except as specifically set forth in this Section 6. If any action or transaction would require adjustment of the Conversion Price pursuant to more than one paragraph of this Section 6, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value.

                  (j) If the Trust shall take any action affecting the Common Shares, other than action described in this Section 6, that in the opinion of the Board of Trustees would materially and adversely affect the conversion rights of the holders of the Series B Preferred Shares, the Conversion Price for the Series B Preferred Shares may be adjusted, to the extent permitted by law, in such manner, if any, and at such time, as the Board of Trustees, in its sole discretion, may determine to be equitable in the circumstances.

                  (k) The Trust covenants that it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Shares, for the purpose of effecting conversion of the Series B Preferred Shares, the full number of Common Shares deliverable upon the conversion of all outstanding Series B Preferred Shares not theretofore converted. For purposes of this paragraph (k), the number of Common Shares that shall be deliverable upon the conversion of all outstanding Series B Preferred Shares shall be computed as if at the time of computation all such outstanding shares were held by a single holder.

                  The Trust covenants that any Common Shares issued upon conversion of the Series B Preferred Shares shall be validly issued, fully paid and non-assessable. Before taking any action that would cause an adjustment reducing the Conversion Price below the then-par value of the Common Shares deliverable upon conversion of the Series B Preferred Shares, the Trust will take any trust action that, in the opinion of its counsel, may be necessary in order that the Trust may validly and legally issue fully paid and (subject to any customary qualification based upon the nature of a real estate investment trust) non-assessable Common Shares at such adjusted Conversion Price.

                  The Trust shall endeavor to list the Common Shares required to be delivered upon conversion of the Series B Preferred Shares, prior to such delivery, upon each national securities exchange, if any, upon which the outstanding Common Shares are listed at the time of such delivery.

                  Prior to the delivery of any securities that the Trust shall be obligated to deliver upon conversion of the Series B Preferred Shares, the Trust shall endeavor to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                  (l) The Trust will pay any and all documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of Common Shares or other securities or property on conversion of the Series B Preferred Shares pursuant hereto; provided, however, that the Trust shall not be required to pay any tax that may be payable in respect of any transfer involved in the issue or delivery of Common Shares or other securities or property in a name other than that of the holder of the Series B Preferred Shares to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Trust the amount of any such tax or established, to the reasonable satisfaction of the Trust, that such tax has been paid.

         Section 7. Shares To Be Retired. All Series B Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

         Section 8. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series B Preferred Shares;

                  (b) on a parity with the Series B Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series B Preferred Shares, if the holders of such class or series and the Series B Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

                  (c) junior to the Series B Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series B Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 9. Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series B Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series B Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series B Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series B Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series B Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series B Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series B Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series B Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series B Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series B Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series B Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series B Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series B Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders
(together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series B Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

         So long as any Series B Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Trust's Amended and Restated Declaration of Trust, as amended and supplemented, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series B Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of the Trust's Amended and Restated Declaration of Trust or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series B Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Trust's Amended and Restated Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series B Preferred Shares, or any shares of any class ranking on a parity with the Series B Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series B Preferred Shares, and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series B Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series B Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                  (b) A share exchange that affects the Series B Preferred Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series B Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series B Preferred Share (except for changes that do not materially and adversely affect the holders of the Series B Preferred Shares); or

                   (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series B Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series B Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series B Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 9, each Series B Preferred Share shall have one (1) vote per share, except that when any other series of Preferred Shares shall have the right to vote with the Series B Preferred Shares as a single class on any matter, then the Series B Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series B Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

         Section 10.   Limitation on Ownership.

                  (a)  Limitation.  Notwithstanding  any other  provision of the terms of the Series B Preferred Shares, except as provided in the next sentence and in Section 10(b), no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series B Preferred Shares. Any Series B Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of 25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series B Preferred Shares, provided that thereafter any additional Series B Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series B Preferred Shares constituting Excess Preferred shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption, the Series B Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series B Preferred Share closing sales price, if the Series B Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series B Preferred Shares are not so listed or reported, shall be the mean between the average per Series B Preferred Share closing bid prices and the average per Series B Preferred Share closing asked prices, in each case during the 30-day period ending on the business day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series B Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series B Preferred

         Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (i) five years after the redemption date, or (ii) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series B Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series B Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section 10(a) shall preclude the settlement of any transaction entered into through the facilities of the NYSE.

                  (b)  Exemptions.  The  limitation  on  ownership  set forth in
         Section 10(a) shall not apply to the acquisition of Series B Preferred Shares by an underwriter in a public offering of Series B Preferred Shares and shall not apply to the ownership of Series B Preferred Shares by a managing underwriter in the initial public offering of Series B Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in
         Section 10(a) certain designated Series B Preferred Shares owned by a person (other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         Section 11. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series B Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 12. Sinking Fund. The Series B Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

                                     ANNEX C


                         SERIES C CUMULATIVE REDEEMABLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST


         The Board of Trustees has classified 2,300,000 unissued shares of beneficial interest of the Trust as Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series C Preferred Shares").

         The following is a description of the Series C Preferred Shares, including the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series C Cumulative
Redeemable Preferred Shares of Beneficial Interest (the "Series C Preferred Shares") and the number of shares which shall constitute such series shall not be more than 2,300,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Trustees.

         Section 2. Definitions. For purposes of the Series C Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series C Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under Section 5(e) as the Call Date.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on December 31, 1996; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include December 31, 1996, and other than the Dividend Period during which any Series C Preferred Shares shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the Series C Preferred Shares being redeemed).

                  "Excess Preferred Shares" shall have the meaning set  forth in
         Section 9(a).

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Issue Date" shall mean November 13, 1996.

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series C Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Parity Shares" shall have the meaning set forth in Section 7(b).

                  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Restricted Parties"  shall  have  the  meaning  set forth  in
         Section 8.

                  "Series C Preferred Shares" shall have the meaning set forth in Section 1.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series C Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series C Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Transfer Agent" means The First National Bank of Boston, Boston, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series C Preferred Shares.

                  "Voting Preferred Shares" shall have the meaning set forth  in
         Section 8.


         Section 3.   Dividends.

                  (a) The holders of Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 8.54% of the liquidation preference per annum (equivalent to $4.27 per share), except as provided in Section 3(b). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on December 31, 1996. Each such dividend shall be payable in arrears to the holders of record of Series C Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on Series C Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series C Preferred Shares which remains payable.

                  (b) The holders of Series C Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, a partial dividend for the initial Dividend Period from the Issue Date until December 31, 1996. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series C Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series C Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series C Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series C Preferred Shares which may be in arrears.

                  (c) So long as any Series C Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series C Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series C Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series C Preferred Shares and accumulated and unpaid on such Parity Shares.

                  (d) So long as any Series C Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series C Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series C Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series C Preferred Shares and the current dividend period with respect to such Parity Shares.

                  (e) No distributions on Series C Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4.   Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series C Preferred Shares shall be entitled to receive Fifty Dollars ($50.00) per Series C Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series C Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series C Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series C Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this
         Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series C Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series C Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series C Preferred Shares shall not be entitled to share therein.

         Section 5.   Redemption at the Option of the Trust.

                  (a) Subject to Section 9, the Series C Preferred Shares shall not be redeemable by the Trust prior to the 30th anniversary of the Issue Date. On and after the 30th anniversary of the Issue Date, the Trust, at its option, may redeem the Series C Preferred Shares, in whole at any time or from time to time in part at the option of the Trust, at a redemption price of Fifty Dollars ($50.00) per Series C Preferred Share, plus the amounts indicated in Section 5(b).

                  (b) Upon any redemption of Series C Preferred Shares pursuant to this Section 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series C Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series C Preferred Shares called for redemption.

                  (c) If full cumulative dividends on the Series C Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series C Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series C Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series C Preferred Shares or pursuant to Section 9.

                  (d) The redemption price to be paid upon any redemption of the Series C Preferred Shares (other than any amounts indicated in Section 5(b) and other than a redemption pursuant to Section 9) shall be payable solely out of the sale proceeds of other shares of beneficial interest of the Trust and from no other source.

                  (e) Notice of the redemption of any Series C Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series C Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series C Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series C Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series C Preferred Shares of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series C Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series C Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series C Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series C Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series C Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         Section 6. Shares To Be Retired. All Series C Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

         Section 7. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series C Preferred Shares;

                  (b) on a parity with the Series C Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series C Preferred Shares, if the holders of such class or series and the Series C Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

                  (c) junior to the Series C Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series C Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 8. Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series C Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series C Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series C Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series C Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series C Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series C Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series C Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series C Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series C Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series C Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series C Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series C Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series C Preferred Shares and Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders
(together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series C Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

         So long as any Series C Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Trust's Amended and Restated Declaration of Trust, as amended and supplemented, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series C Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of the Trust's Amended and Restated Declaration of Trust or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series C Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Trust's Amended and Restated Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series C Preferred Shares, or any shares of any class ranking on a parity with the Series C Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series C Preferred Shares, and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series C Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series C Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                  (b) A share  exchange  that  affects  the  Series C  Preferred
         Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series C Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series C Preferred Share (except for changes that do not materially and adversely affect the holders of the Series C Preferred Shares); or

                   (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series C Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series C Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, such share exchange, consolidation or merger is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series C Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 8, each Series C Preferred Share shall have one (1) vote per share, except that when any other series of Voting Preferred Shares shall have the right to vote with the Series C Preferred Shares as a single class on any matter, then the Series C Preferred Shares and such other series shall have with respect to such matters one (1) vote per $50.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series C Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

         Section 9.    Limitation on Ownership.

                  (a)  Limitation.  Notwithstanding  any other  provision of the terms of the Series C Preferred Shares, except as provided in the next sentence and in Section 9(b), no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series C Preferred Shares. Any Series C Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of 25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series C Preferred Shares, provided that thereafter any additional Series C Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series C Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption (for the purposes of this Section 9, the "redemption date"), the Series C Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series C Preferred Share closing sales price, if the Series C Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series C Preferred Shares are not so listed or reported, shall be the mean between the average per Series C Preferred Share closing bid prices and the average per Series C Preferred Share closing asked prices, in each case during the 30-day period ending on the Business Day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series C Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series C Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (i) five years after the redemption date, or (ii) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series C Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series C Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (b)  Exemptions.  The  limitation  on  ownership  set forth in
         Section 9(a) shall not apply to the acquisition of Series C Preferred Shares by an underwriter in a public offering of Series C Preferred Shares and shall not apply to the ownership of Series C Preferred Shares by a managing underwriter in the initial public offering of Series C Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in

         Section 9(a) certain designated Series C Preferred Shares owned by a Person (other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series C Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 11. Sinking Fund. The Series C Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

                                     ANNEX D


                         SERIES D CUMULATIVE REDEEMABLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST


         The Board of Trustees has classified 11,500,000 unissued shares of beneficial interest of the Trust as Series D Cumulative Redeemable Preferred Shares of Beneficial Interest (the "Series D Preferred Shares").

         The following is a description of the Series D Preferred Shares, including the preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series D Cumulative
Redeemable Preferred Shares of Beneficial Interest (the "Series D Preferred Shares") and the number of shares which shall constitute such series shall not be more than 11,500,000 shares, par value $0.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Trustees.

         Section 2. Definitions. For purposes of the Series D Preferred Shares, the following terms shall have the meanings indicated:

                  "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by such Board of Trustees to perform any of its responsibilities with respect to the Series D Preferred Shares.

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  "Call Date" shall mean the date specified in the notice to holders required under Section 5(e) as the Call Date.

                  "Common Shares" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  "Dividend Payment Date" shall mean the last calendar day of March, June, September and December in each year, commencing on June 30, 1998; provided, however, that if any Dividend Payment Date falls on any day other than a Business Day, the dividend payment due on such Dividend Payment Date shall be paid on the Business Day immediately following such Dividend Payment Date.

                  "Dividend Periods" shall mean quarterly dividend periods commencing on January 1, April 1, July 1 and October 1 of each year and ending on and including the day preceding the first day of the next succeeding Dividend Period (other than the initial Dividend Period, which shall commence on the Issue Date and end on and include June 30, 1998, and other than the Dividend Period during which any Series D Preferred Shares shall be redeemed pursuant to Section 5, which shall end on and include the Call Date with respect to the Series D Preferred Shares being redeemed).

                  "Excess Preferred Shares" shall have the meaning set forth in
         Section 9(a).

                  "Fully Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in both (i) the payment of dividends and (ii) the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Issue Date" shall mean April 13, 1998

                  "Junior Shares" shall mean the Common Shares and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series D Preferred Shares have preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  "Parity Shares" shall have the meaning set forth in Section 7(b).

                  "Person"  shall  mean  any  individual,   firm,   partnership,
         corporation, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

                  "Restricted Parties" shall have the meaning set forth in
         Section 8.

                  "Series D Preferred Shares" shall have the meaning set forth in Section 1.

                  "set apart for payment" shall be deemed to include, without any action other than the following, the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to a declaration of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Shares or any class or series of shares of beneficial interest ranking on a parity with the Series D Preferred Shares as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series D Preferred Shares shall mean placing such funds in a separate account or delivering such funds to a disbursing, paying or other similar agent.

                  "Transfer Agent" means Boston Equiserve, Canton, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series D Preferred Shares.

                  "Voting Preferred Shares" shall have the meaning set forth in
         Section 8.

         Section 3.   Dividends.

                  (a) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative preferential dividends payable in cash in an amount per share equal to 7.92% of the liquidation preference per annum (equivalent to $1.98 per share), except as provided in Section 3(b). Such dividends shall begin to accrue and shall be fully cumulative from the Issue Date, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if declared by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on June 30, 1998. Each such dividend shall be payable in arrears to the holders of record of Series D Preferred Shares as they appear in the records of the Trust at the close of business on such record dates, not less than 10 nor more than 50 days preceding such Dividend Payment Dates thereof, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be declared and paid at any time and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not less than 10 nor more than 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on Series D Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to Series D Preferred Shares which remains payable.

                  (b) The holders of Series D Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, a partial dividend for the initial Dividend Period from the Issue Date until June 30, 1998. The amount of dividends payable for such period, or any other period shorter than a full Dividend Period, on the Series D Preferred Shares shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of Series D Preferred Shares shall not be entitled to any dividends, whether payable in cash, property or shares, in excess of cumulative dividends, as herein provided, on the Series D Preferred Shares. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series D Preferred Shares which may be in arrears.

                  (c) So long as any Series D Preferred Shares are outstanding, no dividends, except as described in the immediately following sentence, shall be declared or paid or set apart for payment on any class or series of Parity Shares for any period unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Series D Preferred Shares for all Dividend Periods terminating on or prior to the dividend payment date on such class or series of Parity Shares. When dividends are not paid in full or a sum sufficient for such payment is not set apart, as aforesaid, all dividends declared upon Series D Preferred Shares and all dividends declared upon any other class or series of Parity Shares shall be declared ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series D Preferred Shares and accumulated and unpaid on such Parity Shares.

                  (d) So long as any Series D Preferred Shares are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Shares) shall be declared or paid or set apart for payment or other distribution shall be declared or paid or set apart for payment upon Junior Shares, nor shall any Junior Shares be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any Junior Shares) by the Trust, directly or indirectly (except by conversion into or exchange for Fully Junior Shares), unless in each case (i) the full cumulative dividends on all outstanding Series D Preferred Shares and any other Parity Shares of the Trust shall have been or contemporaneously are declared and paid or declared and set apart for payment for all past Dividend Periods with respect to the Series D Preferred Shares and all past dividend periods with respect to such Parity Shares and (ii) sufficient funds shall have been or contemporaneously are declared and paid or declared and set apart for the payment of the dividend for the current Dividend Period with respect to the Series D Preferred Shares and the current dividend period with respect to such Parity Shares.

                  (e) No distributions on Series D Preferred Shares shall be declared by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

         Section 4.   Liquidation Preference.

                  (a) In the event of any liquidation, dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Shares, the holders of the Series D Preferred Shares shall be entitled to receive Twenty-Five Dollars ($25.00) per Series D Preferred Share plus an amount equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series D Preferred Shares shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Shares, then such assets, or the proceeds thereof, shall be distributed among the holders of Series D Preferred Shares and any such other Parity Shares ratably in accordance with the respective amounts that would be payable on such Series D Preferred Shares and any such other Parity Shares if all amounts payable thereon were paid in full. For the purposes of this
         Section 4, (i) a consolidation or merger of the Trust with one or more corporations, real estate investment trusts or other entities, (ii) a sale, lease or conveyance of all or substantially all of the Trust's property or business or (iii) a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                  (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series D Preferred Shares upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series D Preferred Shares, as provided in this Section 4, any other series or class or classes of Junior Shares shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series D Preferred Shares shall not be entitled to share therein.

         Section 5.   Redemption at the Option of the Trust.

                  (a) Subject to Section 9, the Series D Preferred Shares shall not be redeemable by the Trust prior to the 5th anniversary of the Issue Date. On and after the 5th anniversary of the Issue Date, the Trust, at its option, may redeem the Series D Preferred Shares, in whole at any time or from time to time in part at the option of the Trust, at a redemption price of Twenty-Five Dollars ($25.00) per Series D Preferred Share, plus the amounts indicated in Section 5(b).

                  (b) Upon any redemption of Series D Preferred Shares pursuant to this Section 5, the Trust shall pay all accrued and unpaid dividends, if any, thereon to the Call Date, without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series D Preferred Shares at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on Series D Preferred Shares called for redemption.

                  (c) If full cumulative dividends on the Series D Preferred Shares and any other class or series of Parity Shares of the Trust have not been declared and paid or declared and set apart for payment, the Series D Preferred Shares may not be redeemed under this Section 5 in part and the Trust may not purchase or acquire Series D Preferred Shares, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series D Preferred Shares or pursuant to Section 9.

                  (d) The redemption price to be paid upon any redemption of the Series D Preferred Shares (other than any amounts indicated in Section 5(b) and other than a redemption pursuant to Section 9) shall be payable solely out of the sale proceeds of other shares of beneficial interest of the Trust and from no other source.

                  (e) Notice of the redemption of any Series D Preferred Shares under this Section 5 shall be mailed by first-class mail to each holder of record of Series D Preferred Shares to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this paragraph (e), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date; (2) the number of Series D Preferred Shares to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price; (4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series D Preferred Shares so called for redemption shall cease to accrue, (ii) such shares shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series D Preferred Shares of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series D Preferred Shares so called for redemption. No interest shall accrue for the benefit of the holders of Series D Preferred Shares to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

                  As promptly as practicable after the surrender in accordance with such notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding Series D Preferred Shares are to be redeemed, shares to be redeemed shall be selected by the Trust from outstanding Series D Preferred Shares not previously called for redemption pro rata (as nearly as may be), by lot or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the Series D Preferred Shares represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

         Section 6. Shares To Be Retired. All Series D Preferred Shares which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

         Section 7. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series D Preferred Shares;

                  (b) on a parity with the Series D Preferred Shares, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof shall be different from those of the Series D Preferred Shares, if the holders of such class or series and the Series D Preferred Shares shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other ("Parity Shares");

                  (c) junior to the Series D Preferred Shares, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Junior Shares; and

                  (d) junior to the Series D Preferred Shares, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such class or series shall be Fully Junior Shares.

         Section 8. Voting. If and whenever six quarterly dividends (whether or not consecutive) payable on the Series D Preferred Shares or any series or class of Parity Shares shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not earned or declared, the number of trustees then constituting the Board of Trustees shall be increased by two and the holders of Series D Preferred Shares, together with the holders of shares of every other series of Parity Shares (any such other series, the "Voting Preferred Shares"), voting as a single class regardless of series, shall be entitled to elect two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series D Preferred Shares and the Voting Preferred Shares called as hereinafter provided. Whenever all arrears in dividends on the Series D Preferred Shares and the Voting Preferred Shares then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series D Preferred Shares and the Voting Preferred Shares to elect such additional two trustees shall cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons elected as trustees by the holders of the Series D Preferred Shares and the Voting Preferred Shares shall forthwith terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting power shall have been so vested in the holders of Series D Preferred Shares and the Voting Preferred Shares, the Secretary of the Trust may, and upon the written request of any holder of Series D Preferred Shares (addressed to the Secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series D Preferred Shares and of the Voting Preferred Shares for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the Secretary within 20 days after receipt of any such request, then any holder of Series D Preferred Shares may call such meeting, upon the notice above provided, and for that purpose shall have access to the records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series D Preferred Shares and the Voting Preferred Shares or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above. Notwithstanding any other provisions of this paragraph, in any vote for the election of additional trustees hereunder, the Series D Preferred Shares and

Voting Preferred Shares beneficially owned by Security Capital Group Incorporated, a Maryland corporation, any of its direct or indirect subsidiaries and any of their respective directors, officers or controlling stockholders
(together, the "Restricted Parties"), shall be voted in the same respective percentages as the Series D Preferred Shares and Voting Preferred Shares that are not beneficially owned by the Restricted Parties. The provisions in the preceding sentence shall cease and be of no further force and effect from and after such time, but only as long as, the Restricted Parties together no longer beneficially own in excess of 10% of the Trust's outstanding Common Shares.

         So long as any Series D Preferred Shares are outstanding, in addition to any other vote or consent of shareholders required by law or by the Trust's Amended and Restated Declaration of Trust, as amended and supplemented, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                  (a) Any amendment, alteration or repeal of any of the provisions of the Trust's Amended and Restated Declaration of Trust or these Articles Supplementary that materially and adversely affects the voting powers, rights or preferences of the holders of the Series D Preferred Shares or the Voting Preferred Shares; provided, however, that the amendment of the provisions of the Trust's Amended and Restated Declaration of Trust so as to authorize or create or to increase the authorized amount of, any Fully Junior Shares, Junior Shares that are not senior in any respect to the Series D Preferred Shares, or any shares of any class ranking on a parity with the Series D Preferred Shares or the Voting Preferred Shares shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series D Preferred Shares, and provided, further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series D Preferred Shares or another series of Voting Preferred Shares that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66 % of the votes entitled to be cast by the holders of the Series D Preferred Shares and the Voting Preferred Shares otherwise entitled to vote in accordance herewith; or

                  (b) A share  exchange  that  affects  the  Series D  Preferred
         Shares, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each Series D Preferred Share (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for convertible preferred shares of the surviving entity having preferences, rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a Series D Preferred Share (except for changes that do not materially and adversely affect the holders of the Series D Preferred Shares); or

                   (c) The authorization, reclassification or creation of, or the increase in the authorized amount of, any shares of any class or any security convertible into shares of any class ranking prior to the Series D Preferred Shares in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends;

provided, however, that no such vote of the holders of Series D Preferred Shares shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, such share exchange, consolidation or merger is to take effect, or when the issuance of any such prior shares or convertible security is to be made, as the case may be, provision is made for the redemption of all Series D Preferred Shares at the time outstanding.

         For purposes of the foregoing provisions of this Section 8, each Series D Preferred Share shall have one (1) vote per share, except that when any other series of Voting Preferred Shares shall have the right to vote with the Series D Preferred Shares as a single class on any matter, then the Series D Preferred Shares and such other series shall have with respect to such matters one (1) vote per $25.00 of stated liquidation preference. Except as otherwise required by applicable law or as set forth herein, the Series D Preferred Shares shall not have any relative, participating, optional or other special voting rights and powers other than as set forth herein, and the consent of the holders thereof shall not be required for the taking of any Trust action.

         Section 9.    Limitation on Ownership.

                  (a)  Limitation.  Notwithstanding  any other  provision of the terms of the Series D Preferred Shares, except as provided in the next sentence and in Section 9(b), no Person, or Persons acting as a group, shall at any time directly or indirectly acquire ownership of more than 25% of the outstanding Series D Preferred Shares. Any Series C Preferred Shares owned by a Person or Persons acting as a group in excess of such 25% shall be deemed "Excess Preferred Shares," except that any such shares in excess of 25% will not be considered Excess Preferred Shares if the 25% limitation is exceeded solely as a result of the Trust's redemption of Series D Preferred Shares, provided that thereafter any additional Series D Preferred Shares acquired by such Person or Persons acting as a group shall be considered Excess Preferred Shares. Within 10 days of becoming aware of the existence of Excess Preferred Shares (whether by notice on Schedule 13D or otherwise), the Trust shall redeem any and all Excess Preferred Shares by giving notice of redemption to the holder or holders thereof, unless, prior to the giving of such notice the holder shall have disposed of its ownership in the Excess Preferred Shares. Such notice shall set forth the number of Series D Preferred Shares constituting Excess Preferred Shares, the redemption price and the place or places at which the certificates representing such Excess Preferred Shares are to be surrendered and such notice shall set forth the matters described in the following sentence. From and after the date of giving such notice of redemption (for the purposes of this Section 9, the "redemption date"), the Series D Preferred Shares called for redemption shall cease to be outstanding and the holder thereof shall cease to be entitled to dividends (other than dividends declared but unpaid prior to the notice of redemption), voting rights and other benefits with respect to such shares excepting the rights to payment of the redemption price determined and payable as set forth in the next two sentences. Subject to the limitation on payment set forth in the following sentence, the redemption price of each Excess Preferred Share called for redemption shall be the average daily per Series D Preferred Share closing sales price, if the Series D Preferred Shares are listed on a national securities exchange or, if not, are reported on the NASDAQ National Market System, and if the Series D Preferred Shares are not so listed or reported, shall be the mean between the average per Series D Preferred Share closing bid prices and the average per Series D Preferred Share closing asked prices, in each case during the 30-day period ending on the Business Day prior to the redemption date, or if there have been no sales on a national securities exchange or the NASDAQ National Market System and no published bid quotations and no published asked quotations with respect to Series D Preferred Shares during such 30-day period, the redemption price shall be the price determined by the Trustees in good faith. Unless the Trustees determine that it is in the interest of the Trust to make earlier payment of all of the amount determined as the redemption price per Series D Preferred Share in accordance with the preceding sentence, the redemption price may be payable, at the option of the Trustees, at any time or times up to, but not later than the earlier of (i) five years after the redemption date, or (ii) the liquidation of the Trust, in which latter event the redemption price shall not exceed an amount which is the sum of the per Series D Preferred Share distributions designated as liquidating distributions and return of capital distributions declared with respect to unredeemed Series D Preferred Shares of the Trust of record subsequent to the redemption date; and in any event, no interest shall accrue with respect to the period subsequent to the redemption date to the date of such payment. Nothing in this Section 9(a) shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.

                  (b)  Exemptions.  The  limitation  on  ownership  set forth in
         Section 9(a) shall not apply to the acquisition of Series D Preferred Shares by an underwriter in a public offering of Series D Preferred Shares and shall not apply to the ownership of Series D Preferred Shares by a managing underwriter in the initial public offering of Series D Preferred Shares. The Trustees, in their sole and absolute discretion, may exempt from the ownership limitation set forth in
         Section 9(a) certain designated Series D Preferred Shares owned by a Person (other than any of the Restricted Parties) who has provided the Trustees with evidence and assurances acceptable to the Trustees that the qualification of the Trust as a real estate investment trust would not be jeopardized thereby.

         Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series D Preferred Shares as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

         Section 11. Sinking Fund. The Series D Preferred Shares shall not be entitled to the benefits of any retirement or sinking fund.

                                     ANNEX E


                                 SERIES A JUNIOR
                         PARTICIPATING PREFERRED SHARES

         The Board of Trustees has classified 2,300,000 unissued shares of the Trust as Series A Junior Participating Preferred Shares of Beneficial Interest (the "Preferred Shares").

         The following is a description of the Preferred Shares, including the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption thereof:

         Section 1. Designation and Amount. There shall be a series of preferred shares of the Trust, $0.01 par value per share, which shall be designated "Series A Junior Participating Preferred Shares," $0.01 par value per share (hereinafter called "Series A Preferred Shares"), and the number of shares constituting that series shall be 2,300,000. Such number of shares may be increased or decreased by resolution of the Board of Trustees and by the filing of articles supplementary in accordance with the provisions of Title 8 of the Corporations and Associations Article of the Code of Maryland stating that such increase or reduction has been so authorized; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Shares to a number less than the number of shares of the series then outstanding plus the number of shares of Series A Preferred Shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Trust.

         Section 2.  Dividends and Distributions.

         (A) Subject to the prior and superior rights of the holders of any shares of any class or series of preferred shares of the Trust ranking prior and superior to the shares of Series A Preferred Shares with respect to dividends, the holders of shares of Series A Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees out of funds legally available for the purpose, quarterly dividends payable in cash to holders of record on the last business day of January, April, July and October in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), (commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares) in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions other than a dividend payable in shares of Common Shares (hereinafter defined) or a subdivision of the outstanding shares of Common Shares (by a reclassification or otherwise), declared on the Shares of Beneficial Interest, par value $0.01 per share, of the Trust (the "Common Shares") since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Trust shall at any time following December 31, 1993 (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying each such amount by a fraction the numerator of which is the number of Common Shares outstanding immediately after such event and the denominator of which is the number of Common Shares that were outstanding immediately prior to such event.

         (B) The Trust shall declare a dividend or distribution on the Series A Preferred Shares as provided in paragraph (A) above at the time it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares).

         (C) No dividend or distribution (other than a dividend or distribution payable in Common Shares) shall be paid or payable to the holders of Common Shares unless, prior thereto, all accrued but unpaid dividends to the date of that dividend or distribution shall have been paid to the holders of Series A Preferred Shares.

         (D) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Trustees may fix a record date for the determination of holders of shares of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

         Section 3. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

         (A) Subject to the provision for adjustment hereinafter set forth, each one one-hundredth of a share of Series A Preferred Shares shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the Trust. In the event the Trust shall at any time following December 31, 1993 (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding shares of Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the number of votes per share to which holders of shares of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         (B) Except as otherwise provided herein or required by law, the holders of Series A Preferred Shares and the holders of Common Shares and any other capital shares of the Trust having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Trust.

         (C) (i) Whenever, at any time or times, dividends payable on any share or shares of Series A Preferred Shares shall be in arrears in an amount equal to at least six full quarterly dividends (whether or not declared and whether or not consecutive), the holders of record of the outstanding Preferred Shares shall have the exclusive right, voting separately as a single class, to elect two trustees of the Trust at a special meeting of shareholders of the Trust or at the Trust's next annual meeting of shareholders, and at each subsequent annual meeting of shareholders, as provided below. At elections for such trustees, the holders of shares of Series A Preferred Shares shall be entitled to cast one vote for each one one-hundredth of a share of Series A Preferred Shares held.

                  (ii) Upon the vesting of such right of the holders of the Preferred Shares, the maximum authorized number of members of the Board of Trustees shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of the outstanding Preferred Shares as hereinafter set forth. A special meeting of the shareholders of the Trust then entitled to vote shall be called by the Chairman or the President or the Secretary of the Trust, if requested in writing by the holders of record of not less than 10% of the Preferred Shares then outstanding. At such special meeting, or, if no such special meeting shall have been called, then at the next annual meeting of shareholders of the Trust, the holders of the shares of the Preferred Shares shall elect, voting as above provided, two trustees of the Trust to fill the aforesaid vacancies created by the automatic increase in the number of members of the Board of Trustees. At any and all such meetings for such election, the holders of a majority of the outstanding shares of the Preferred Shares shall be necessary to constitute a quorum for such election, whether present in person or by proxy, and such two trustees shall be elected by the vote of at least a plurality of shares held by such shareholders present or represented at the meeting. Any trustee elected by holders of shares of the Preferred Shares pursuant to this Section may be removed at any annual or special meeting, by vote of a majority of the shareholders voting as a class who elected such trustee, with or without cause. In case any vacancy shall occur among the trustees elected by the holders of the Preferred Shares pursuant to this Section, such vacancy may be filled by the remaining trustee so elected, or his successor then in office, and the trustee so elected to fill such vacancy shall serve until the next meeting of shareholders for the election of trustees. After the holders of the Preferred Shares shall have exercised their right to elect trustees in any default period and during the continuance of such period, the number of trustees shall not be further increased or decreased except by vote of the holders of Preferred Shares as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series A Preferred Shares.

                  (iii) The right of the holders of the Preferred Shares, voting separately as a class, to elect two members of the Board of Trustees of the Trust as aforesaid shall continue until, and only until, such time as all arrears in dividends (whether or not declared) on the Preferred Shares shall have been paid or declared and set apart for payment, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above-mentioned. Upon any termination of the right of the holders of the shares of the Preferred Shares as a class to vote for trustees as herein provided, the term of office of all trustees then in office elected by the holders of Preferred Shares pursuant to this Section shall terminate immediately. Whenever the term of office of the trustees elected by the holders of the Preferred Shares pursuant to this Section shall terminate and the special voting powers vested in the holders of the Preferred Shares pursuant to this Section shall have expired, the maximum number of members of the Board of Trustees of the Trust shall be such number as may be provided for in the Bylaws of the Trust irrespective of any increase made pursuant to the provisions of this Section.

         (D) Except as otherwise provided herein or required by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Shares as provided herein) for taking any trust action.

         Section 4.   Certain Restrictions.

         (A) Whenever any quarterly dividends or other dividends or distributions payable on the Series A Preferred Shares as provided in Section 2 are in arrears, then, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Series A Preferred Shares outstanding shall have been paid in full, the Trust shall not:

                  (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

                  (ii) declare or pay dividends on or make any other distributions on any shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity shares on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

                  (iii) redeem or purchase or otherwise acquire for consideration shares ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Trust may at any time redeem, purchase or otherwise acquire any such parity shares in exchange for shares of the Trust ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

                  (iv) purchase or otherwise acquire for consideration any Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Trustees) to all holders of such shares upon such terms as the Board of Trustees, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

         (B) The Trust shall not permit any subsidiary of the Trust to purchase or otherwise acquire for consideration any shares of the Trust unless the Trust could, under paragraph (A) of this Section, purchase or otherwise acquire such shares at such time and in such manner.

         Section 5. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Trust in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Shares and may be reissued as part of a new series of Preferred Shares to be created by resolution or resolutions of the Board of Trustees, subject to the conditions and restrictions on issuance set forth herein.

         Section 6.  Liquidation, Dissolution or Winding Up.

         (A) Upon any voluntary liquidation, dissolution or winding up of the Trust, no distribution shall be made to the holders of shares ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment (the "Series A Liquidation Preference"). Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Shares unless, prior thereto, the holders of shares of Common Shares shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 100 (as appropriately adjusted as set forth in subparagraph C below to reflect such events as share splits, share dividends and recapitalizations with respect to the Common Shares) (such number in clause (ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding shares of Series A Preferred Shares and Common Shares, respectively, holders of Series A Preferred Shares and holders of shares of Common Shares shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio, on a per share basis, of the Adjustment Number to 1 with respect to such Preferred Shares and Common Shares, on a per share basis, respectively.

         (B) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Shares, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences.

         (C) In the event the Trust shall at any time following December 31, 1993 (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding shares of Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         Section 7. Consolidation, Merger, etc. In case the Trust shall enter into any consolidation, merger, combination or other transaction in which the Common Shares are exchanged for or changed into other shares or securities, cash and/or any other property, then in any such case, the shares of Series A Preferred Shares shall at the same time be similarly exchanged or changed in an amount per share (subject to the provision for adjustment hereinafter set forth) equal to 100 times the aggregate amount of shares, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each Common Share is exchanged or changed. In the event the Trust shall at any time (i) declare any dividend on Common Shares payable in shares of Common Shares, (ii) subdivide the outstanding Common Shares or (iii) combine the outstanding Common Shares into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

         Section 8. Redemption. The Series A Preferred Shares shall not be redeemable by the Trust. The preceding sentence shall not limit the ability of the Trust to purchase or otherwise deal in such shares to the extent permitted by law.

         Section 9. Ranking. The Series A Preferred Shares shall rank junior to all other series of the Trust's preferred shares (whether with or without par value) as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

         Section 10. Amendment.   Neither  the  Declaration  of  Trust  nor  any
Articles Supplementary relating to the Series A Preferred Shares shall be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect the holders of Series A Preferred Shares adversely without the affirmative vote of the holders of a majority or more of the outstanding shares of Series A Preferred Shares, voting separately as a class.

         Section 11. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends and participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

                                     ANNEX F

                         SERIES E CUMULATIVE REDEEMABLE
                     PREFERRED SHARES OF BENEFICIAL INTEREST


         Pursuant to Section 8-203(b) of the Corporations and Associations Article of the Annotated Code of Maryland and the authority granted to and vested in the Board of Trustees of the Trust by Article II, Section 1 of the
Amended and Restated Declaration of Trust of the Trust, as amended and supplemented (the "Charter"), the Board of Trustees at a meeting duly convened and held on November 16, 1999, in accordance with the Agreement and Plan of Merger between the Trust and Meridian Industrial Trust, Inc. dated November 16, 1998 (the "Merger Agreement"), adopted resolutions classifying 2,000,000 unissued shares of beneficial interest of the Trust as Series E Cumulative Redeemable Preferred Shares of Beneficial Interest and setting the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption thereof.

         Section 1. Number of Shares and Designation. This class of preferred shares of beneficial interest shall be designated as Series E Cumulative
Redeemable Preferred Shares of Beneficial Interest, par value $0.01 per share (the "Series E Preferred Stock"). The number of preferred shares constituting the Series E Preferred Stock is 2,000,000.

         Section 2.  Definitions.   The following terms shall have the following
meanings herein:

                  (a) "Beneficial Ownership" shall mean ownership of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Equity Stock, the shares will be treated as Beneficially Owned by that corporation (due to its direct ownership of the shares), and the shareholders of that corporation will Beneficially Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 544(a)(1)), and interests in the same shares may also be treated as Beneficially Owned by others, depending upon the identity of, and relationships between, the shareholders and those related to the shareholders.

                  (b) "Board of Trustees" shall mean the Board of Trustees of the Trust or any committee authorized by the Board of Trustees to perform any of its responsibilities with respect to the Series E Preferred Stock.

                  (c) "Business Day" shall mean any day other than a Saturday, Sunday or day on which state or federally chartered banking institutions in New York City, New York are not required to be open.

                  (d) "Call Date" shall have the meaning set forth in Section 6(b).

                  (e) "Capital Gains Amount" shall have the meaning set forth in
Section 3(d).

                  (f) "Charter" means the Amended and Restated Declaration of Trust, as amended and supplemented, of the Trust, as the same may be amended or supplemented hereafter from time to time.

                  (g) "Code" shall have the meaning set forth in Section 12.

                  (h) "Common Stock" shall mean the common shares of beneficial interest of the Trust, par value $0.01 per share.

                  (i) "Constructive Ownership" shall mean ownership of Equity Stock by a Person, whether the interest in the shares of Equity Stock is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns" and "Constructively Owned" shall have correlative meanings. For example, if a corporation is the actual beneficial owner of Equity Stock, the shares will be treated as Constructively Owned by that corporation (due to its direct ownership of the shares), and the 10% or more shareholders of that corporation will Constructively Own their respective proportionate interests in those shares (due to their deemed ownership under Code Section 318(a)(2)(C) as modified by Code Section 856(d)(5)), and interests in the same shares may also be treated as Constructively Owned by others, depending upon the identity of, and relationships between, the shareholders and those related to the shareholders.

                  (j) "Dividend Payment Date" shall mean the last calendar day (or, if such day is not a Business Day, the next Business Day thereafter) of each January, April, July and October, commencing on April 30, 1999.

                  (k) "Dividend Periods" shall mean quarterly dividend periods commencing on February 1, May 1, August 1 and November 1 of each year and ending on April 30, July 31, October 31 and January 31 of such year, respectively (other than the Dividend Period during which any shares of Series E Preferred
Stock shall be redeemed pursuant to Section 6, which shall end on and include the Call Date with respect to the shares of Series E Preferred Stock being redeemed).

                  (l) "Equity Stock" shall mean shares of beneficial interest that are either Preferred Stock or Common Stock.

                  (m) "Excepted Holder" shall mean a shareholder of the Trust for whom an exemption from the Ownership Limit is granted by the Board of Trustees pursuant to Article 2, Section 7(e) of the Charter, and then only to the extent of such exemption (the "Excepted Holder Limit").

                  (n) "Excepted Holder Limit" shall have the meaning set forth in Section 2(m).

                  (o)  "Exempted  Person"  shall have the  meaning  set forth in
Section 12.

                  (p) "Fully Junior Stock" shall mean the Common Stock and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series E Preferred Stock has preference or priority in both the payment of dividends and the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  (q) "Issue Date" shall mean the first date on which the pertinent shares of the Series E Preferred Stock are issued pursuant to the Merger Agreement.

                  (r) "Junior Stock" shall mean the Common Stock and any other class or series of shares of beneficial interest of the Trust now or hereafter issued and outstanding over which the Series E Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Trust.

                  (s) "Ownership Limit" shall mean nine and eight tenths percent (9.8%) of the lesser of the number or value of the outstanding shares of any class or series of the Equity Stock of the Trust. The number and value of outstanding shares of any class or series of the Equity Stock of the Trust shall be determined by the Board of Trustees in good faith, which determination shall be conclusive.

                  (t) "Parity Stock" shall have the meaning set forth in Section 8(b).

                  (u) "Person" shall mean an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Section 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company, or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended, and any group to which a particular Excepted Holder Limit may be applicable.

                  (v) "Preferred Stock" shall mean the preferred shares of beneficial interest of the Trust, par value $0.01 per share.

                  (w) "Series E Preferred Stock" shall have the meaning set forth in Section 1.

                  (x) "set apart for payment" shall be deemed to include, without any action other than the following; the recording by the Trust in its accounting ledgers of any accounting or bookkeeping entry which indicates, pursuant to an authorization of dividends or other distribution by the Board of Trustees, the allocation of funds to be so paid on any series or class of shares of beneficial interest of the Trust; provided, however, that if any funds for any class or series of Junior Stock or Fully Junior Stock or any class or series of shares of beneficial interest ranking on a parity with the Series E Preferred Stock as to the payment of dividends are placed in a separate account of the Trust or delivered to a disbursing, paying or other similar agent, then "set apart for payment" with respect to the Series E Preferred Stock shall mean placing such funds in such separate account or delivering such funds to a disbursing, paying or other similar agent.

                  (y) "Total  Dividends"  shall  have the  meaning  set forth in
Section 3(d).

                  (z) "Transfer Agent" means Bank Boston N.A., Canton, Massachusetts, or such other agent or agents of the Trust as may be designated by the Board of Trustees or their designee as the transfer agent, registrar and dividend disbursing agent for the Series E Preferred Stock.

     Section 3.   Dividends.

                  (a) Subject to the provisions of Section 8 hereof, the holders of Series E Preferred Stock shall be entitled to receive, when, as and if authorized by the Board of Trustees out of funds legally available for that purpose, cumulative, preferential dividends payable in cash at the rate of 8.75% of the liquidation preference per annum per share (equal to $2.1875 per annum per share). Such dividends shall be deemed to begin to accrue and shall be fully cumulative from February 1, 1999, whether or not in any Dividend Period or Periods there shall be funds of the Trust legally available for the payment of such dividends, and shall be payable quarterly, when, as and if authorized by the Board of Trustees, in arrears on Dividend Payment Dates, commencing on the first Dividend Payment Date after the Issue Date. Such dividends shall be payable in arrears to the holders of record of Series E Preferred Stock, as they appear on the share records of the Trust at the close of business on the record date, not more than 50 nor less than 10 days preceding the relevant Dividend Payment Date, as shall be fixed by the Board of Trustees. Accrued and unpaid dividends for any past Dividend Periods may be authorized and paid on any date and for such interim periods, without reference to any regular Dividend Payment Date, to holders of record on such date, not exceeding 50 days preceding the payment date thereof, as may be fixed by the Board of Trustees. Any dividend payment made on the Series E Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the Series E Preferred Stock which remains payable.

                  (b) The amount of dividends referred to in Section 3(a) payable for each full Dividend Period for the Series E Preferred Stock shall be computed by dividing the annual dividend rate by four, except that the amount of dividends payable for the initial Dividend Period, and for any Dividend Period shorter than a full Dividend Period, for the Series E Preferred Stock shall be computed on the basis of the actual number of days in such Dividend Period. Holders of Series E Preferred Stock shall not be entitled to any dividends, whether payable in cash, property or shares of beneficial interest, in excess of cumulative dividends, as herein provided, on the Series E Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment or payments on the Series E Preferred Stock that may be in arrears.

                 (c) Dividends on Series E Preferred Stock will accrue whether or not the Trust has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are authorized.

                 (d) If, for any taxable year, the Trust elects to designate as "capital gain dividends" (as defined in Section 857 of the Code), any portion (the "Capital Gains Amount") of the total dividends (within the meaning of the Code) paid or made available for the year to holders of all classes of beneficial interest (the "Total Dividends"), then the portion of the Capital Gains Amount that shall be allocable to holders of Series E Preferred Stock shall be in the same proportion that the dividends paid or made available to the holders of Series E Preferred Stock for the year bears to the Total Dividends.

                 (e) So long as any shares of Series E Preferred Stock are outstanding, no dividends, except as described in the immediately following sentence, shall be authorized or paid or set apart for payment on any class or series of Parity Stock for any period unless full cumulative dividends have been or contemporaneously are authorized and paid or authorized and a sum sufficient for the payment thereof set apart for such payment on any outstanding shares of the Series E Preferred Stock for all Dividend Periods terminating on or prior to the dividend payment date for such class or series of Parity Stock. If dividends are not paid in full or a sum sufficient for such payment is not set apart upon the Series E Preferred Stock, as aforesaid, all dividends authorized upon Series E Preferred Stock and all dividends authorized upon any other class or series of Parity Stock shall be authorized ratably in proportion to the respective amounts of dividends accumulated and unpaid on the Series E Preferred Stock and accumulated and unpaid on such Parity Stock.

                 (f) So long as any shares of Series E Preferred Stock are outstanding, no dividends (other than dividends or distributions paid solely in shares of, or options, warrants or rights to subscribe for or purchase shares of, Fully Junior Stock) shall be authorized or paid or set apart for payment or other distribution authorized or made upon Junior Stock or Fully Junior Stock, nor shall any Junior Stock or Fully Junior Stock be redeemed, purchased or otherwise acquired (other than a redemption, purchase or other acquisition of shares of Common Stock made for purposes of any employee incentive or benefit plan of the Trust or any subsidiary) for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by the Trust, directly or indirectly (except by conversion into or exchange for shares of Fully Junior Stock), unless in each case the full cumulative dividends on all outstanding shares of Series E Preferred Stock and any other Parity Stock of the Trust shall have been or contemporaneously are authorized and paid or authorized and set apart for payment for all past Dividend Periods with respect to the Series E Preferred Stock and all past dividend periods with respect to such Parity Stock and sufficient funds shall have been or contemporaneously are authorized and paid or authorized and set apart for the payment of the dividend for the current Dividend Period with respect to the Series E Preferred Stock and the current dividend period with respect to such Parity Stock.

                 (g) No dividends on Series E Preferred Stock shall be authorized by the Board of Trustees or paid or set apart for payment by the Trust at such time as the terms and provisions of any agreement of the Trust, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such authorization, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such authorization or payment shall be restricted or prohibited by law.

     Section 4.  Liquidation Rights.

                 (a) In the event of any liquidation,  dissolution or winding up of the Trust, whether voluntary or involuntary, before any payment or distribution of the assets of the Trust (whether capital or surplus) shall be made to or set apart for the holders of Junior Stock and subject to the provisions of Section 8 hereof, the holders of the Series E Preferred Stock shall be entitled to receive Twenty Five Dollars ($25.00) per share of Series E Preferred Stock plus an amount equal to all dividends (whether or not earned or authorized) accrued and unpaid thereon to the date of final distribution to such holders; but such holders shall not be entitled to any further payment. If, upon any liquidation, dissolution or winding up of the Trust, the assets of the Trust, or proceeds thereof, distributable among the holders of the Series E Preferred Stock shall be insufficient to pay in full the preferential amount aforesaid and liquidating payments on any other shares of any class or series of Parity Stock, then such assets, or the proceeds thereof, shall be distributed among the holders of the Series E Preferred Stock and any such other Parity Stock ratably in accordance with the respective amounts that would be payable on such Series E Preferred Stock and any such other Parity Stock if all amounts payable thereon were paid in full. For the purposes of this Section 4, a consolidation or merger of the Trust with one or more corporations, real estate investment trusts, or other entities, a sale, lease or transfer of all or substantially all of the Trust's assets, or a statutory share exchange shall not be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, of the Trust.

                 (b) Subject to the rights of the holders of shares of any series or class or classes of shares of beneficial interest ranking on a parity with or prior to the Series E Preferred Stock upon liquidation, dissolution or winding up, upon any liquidation, dissolution or winding up of the Trust, after payment shall have been made in full to the holders of the Series E Preferred Stock, as provided in this Section 4, any other series or class or classes of Junior Stock or Fully Junior Stock shall, subject to the respective terms and provisions (if any) applying thereto, be entitled to receive any and all assets remaining to be paid or distributed, and the holders of the Series E Preferred Stock shall not be entitled to share therein.

                 (c) No distribution with respect to any series or class or classes of shares of beneficial interest (other than upon voluntary or involuntary liquidation) by dividend, redemption or other acquisition of shares or otherwise, may be made if, after giving effect to such distribution:

                     (i) The Trust would not be able to pay its indebtedness as the indebtedness becomes due in the usual course of business; or

                     (ii) The Trust's total assets would be less than the sum of its total liabilities plus the amounts that would be needed, if the Trust were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of holders of the Series E Preferred Stock, but only if, and to the extent that, the addition of such amounts would not prohibit a distribution necessary, as determined by the Board of Trustees, to maintain the Trust's status as a "real estate investment trust" under the Code.

     Section 5.   Conversion.   The shares of Series E Preferred Stock are not
convertible or exchangeable for any other property or securities of the Trust.

     Section 6.   Redemption at the Option of the Trust.

                  (a) The Series E Preferred Stock shall not be redeemable by the Trust prior to June 30, 2003. On and after that date, the Trust, at its option, may redeem the Series E Preferred Stock, in whole or in part at any time or from time to time, at a redemption price of Twenty Five Dollars ($25.00) per share of Series E Preferred Stock, plus the amounts indicated in Section 6(b).

                  (b) Upon any redemption of the Series E Preferred Stock pursuant to this Section 6, the Trust shall pay all accrued and unpaid dividends, if any, thereon ending on or prior to the date of such redemption
(the "Call Date"), without interest. If the Call Date falls after a dividend payment record date and prior to the corresponding Dividend Payment Date, then each holder of Series E Preferred Stock at the close of business on such dividend payment record date shall be entitled to the dividend payable on such shares on the corresponding Dividend Payment Date notwithstanding the redemption of such shares before such Dividend Payment Date. Except as provided above, the Trust shall make no payment or allowance for unpaid dividends, whether or not in arrears, on shares of Series E Preferred Stock called for redemption.

                  (c) If full cumulative dividends on the Series E Preferred Stock and any other class or series of Parity Stock of the Trust have not been authorized and paid or authorized and set apart for payment, the Series E Preferred Stock or Parity Stock may not be redeemed under this Section 6 in part and the Trust may not purchase or acquire the Series E Preferred Stock or any Parity Stock, otherwise than pursuant to a purchase or exchange offer made on the same terms to all holders of Series E Preferred Stock or Parity Stock, as the case may be.

                  (d) Notice of the redemption of any Series E Preferred Stock under this Section 6 shall be mailed by first-class mail to each holder of record of Series E Preferred Stock to be redeemed at the address of each such holder as shown on the Trust's records, not less than 30 nor more than 90 days prior to the Call Date. Neither the failure to mail any notice required by this
Section 6(d), nor any defect therein or in the mailing thereof, to any particular holder, shall affect the sufficiency of the notice or the validity of the proceedings for redemption with respect to the other holders. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given on the date mailed whether or not the holder receives the notice. Each such mailed notice shall state, as appropriate: (1) the Call Date;
(2) the number of shares of Series E Preferred Stock to be redeemed and, if fewer than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (3) the redemption price per share;
(4) the place or places at which certificates for such shares are to be surrendered; and (5) that dividends on the shares to be redeemed shall cease to accrue on such Call Date except as otherwise provided herein. Notice having been mailed as aforesaid, from and after the Call Date (unless the Trust shall fail to make available an amount of cash necessary to effect such redemption), (i) except as otherwise provided herein, dividends on the Series E Preferred Stock so called for redemption shall cease to accrue, (ii) shares of such Series E Preferred Stock shall no longer be deemed to be outstanding, and (iii) all rights of the holders thereof as holders of Series E Preferred Stock of the Trust shall cease (except the right to receive cash payable upon such redemption, without interest thereon, upon surrender and endorsement of their certificates if so required and to receive any dividends payable thereon). The Trust's obligation to provide cash in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Call Date, the Trust shall deposit with a bank or trust company (which may be an affiliate of the Trust) that has an office in the Borough of Manhattan, City of New York, and that has, or is an affiliate of a bank or trust company that has, capital and surplus of at least $50,000,000, the amount of cash necessary for such redemption, in trust, with irrevocable instructions that such cash be applied to the redemption of the Series E Preferred Stock so called for redemption. No interest shall accrue for the benefit of the holders of Series E Preferred Stock to be redeemed on any cash so set aside by the Trust. Subject to applicable escheat laws, any such cash unclaimed at the end of two years from the Call Date shall revert to the general funds of the Trust, after which reversion the holders of such shares so called for redemption shall look only to the general funds of the Trust for the payment of such cash.

     As promptly as practicable after the surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Trust shall so require and if the notice shall so state), such shares shall be exchanged for any cash (without interest thereon) for which such shares have been redeemed. If fewer than all the outstanding shares of Series E Preferred Stock are to redeemed, shares to be redeemed shall be selected by the Trust from outstanding shares of Series E Preferred Stock not previously called for redemption by lot or pro rata (as nearly as may be) or by any other method determined by the Trust in its sole discretion to be equitable. If fewer than all the shares of Series E Preferred Stock represented by any certificate are redeemed, then new certificates representing the unredeemed shares shall be issued without cost to the holder thereof.

     Section 7. Shares to be Retired. All shares of Series E Preferred Stock which shall have been issued and reacquired in any manner by the Trust shall be restored to the status of authorized but unissued shares of beneficial interest of the Trust, without designation as to class or series.

     Section 8. Ranking. Any class or series of shares of beneficial interest of the Trust shall be deemed to rank:

                  (a) prior to the Series E Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, if the holders of such class or series shall be entitled to the receipt of dividends or of amounts distributable upon liquidation, dissolution or winding up, as the case may be, in preference or priority to the holders of Series E Preferred Stock;

                  (b) on a parity with the Series E Preferred Stock, as to the payment of dividends and as to distribution of assets upon liquidation, dissolution or winding up, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof be different from those of the Series E Preferred Stock, if the holders of such class or series of shares of stock and the Series E Preferred Stock shall be entitled to the receipt of dividends and of amounts distributable upon liquidation, dissolution or winding up in proportion to their respective amounts of accrued and unpaid dividends per share or liquidation preferences, without preference or priority one over the other, which shall include, without limitation, shares of Preferred Stock classified by the Trust as Series A Cumulative Redeemable Preferred Shares, Series B Cumulative Convertible Preferred Shares, Series C Cumulative Redeemable Preferred Shares and Series D Cumulative Redeemable Preferred Shares ("Parity Stock");

                  (c) junior to the Series E Preferred Stock, as to the payment of dividends or as to the distribution of assets upon liquidation, dissolution or winding up, as the case may be, if such shares of beneficial interest shall be Junior Stock; and

                  (d) junior to the Series E Preferred Stock, as to the payment of dividends and as to the distribution of assets upon liquidation, dissolution or winding up, if such shares of beneficial interest shall be Fully Junior Stock.

     Section 9.   Voting.

                  (a) On any matter on which the holders of Series E Preferred Stock are entitled to vote (as expressly provided herein or as may be required by law), including any action by written consent, each share of Series E Preferred Stock shall have one vote per share, except that when shares of any other series of Preferred Stock shall have the right to vote with the Series E Preferred Stock as a single class on any matter, then the Series E Preferred Stock and such other series shall have with respect to such matters one vote per $25.00 of stated liquidation preference. With respect to each matter on which the holders of Series E Preferred Stock are entitled to vote, the holder of each share of Series E Preferred Stock may designate a number of proxies equal to the number of votes to which the share is entitled, with each such proxy having the right to vote a whole number of votes on behalf of such holder.

                  (b) If and whenever dividends payable for six or more quarterly periods on the Series E Preferred Stock or any series or class of Parity Stock shall be in arrears (which shall, with respect to any such quarterly dividend, mean that any such dividend has not been paid in full), whether or not authorized and whether or not such periods are consecutive, the number of trustees then constituting the Board of Trustees shall be increased by two, and the holders of Series E Preferred Stock, together with the holders of shares of every other series of Parity Stock, voting as a single class regardless of series, shall be entitled to elect the two additional trustees to serve on the Board of Trustees at any annual meeting of shareholders or special meeting held in place thereof, or at a special meeting of the holders of the Series E Preferred Stock and the Parity Stock called as hereinafter provided. Whenever all arrears in dividends on the Series E Preferred Stock and the Parity Stock then outstanding shall have been paid and dividends thereon for the current quarterly dividend period shall have been paid or declared and set apart for payment, then the right of the holders of the Series E Preferred Stock and the Parity Stock to elect such additional two trustees shall immediately cease (but subject always to the same provision for the vesting of such voting rights in the case of any similar future arrearages in six quarterly dividends), and the terms of office of all persons so elected as trustees by the holders of the Series E Preferred Stock and the Parity Stock shall immediately terminate and the number of the Board of Trustees shall be reduced accordingly. At any time after such voting rights shall have been so vested in the holders of Series E Preferred Stock and the Parity Stock, the secretary of the Trust may, and upon the written request of any holder of Series E Preferred Stock (addressed to the secretary at the principal office of the Trust) shall, call a special meeting of the holders of the Series E Preferred Stock and of the Parity Stock for the election of the two trustees to be elected by them as herein provided, such call to be made by notice similar to that provided in the Bylaws of the Trust for a special meeting of the shareholders or as required by law. If any such special meeting required to be called as above provided shall not be called by the secretary within 20 days after receipt of any such request, then any holder of Series E Preferred Stock may call such meeting, upon the notice above provided, and for that purpose shall have access to the stock records of the Trust. The trustees elected at any such special meeting shall hold office until the next annual meeting of the shareholders or special meeting held in lieu thereof if such office shall not have previously terminated as above provided. If any vacancy shall occur among the trustees elected by the holders of the Series E Preferred Stock and the Parity Stock, a successor shall be elected by the Board of Trustees, upon the nomination of the then-remaining trustee elected by the holders of the Series E Preferred Stock and the Parity Stock or the successor of such remaining trustee, to serve until the next annual meeting of the shareholders or special meeting held in place thereof if such office shall not have previously terminated as provided above.

                  (c) So long as any shares of Series E Preferred Stock are outstanding, in addition to any other vote or consent of shareholders required by law or by the Charter of the Trust, the affirmative vote of the holders of at least 66-2/3% of the Series E Preferred Stock and the Parity Stock, at the time outstanding, acting as a single class regardless of series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary for effecting or validating:

                     (i) Any amendment, alteration or repeal of any of the provisions of the Charter of the Trust (including these Articles Supplementary) that materially and adversely affects the voting powers, rights or preferences of the holders of the Series E Preferred Stock or the Parity Stock; provided, however, that the amendment of the provisions of the Charter of the Trust so as to authorize or create or to increase the authorized amount of shares of any class of any Fully Junior Stock or Junior Stock that are not senior in any respect to the Series E Preferred Stock, or any shares of any class ranking on a parity with the Series E Preferred Stock or the Parity Stock, shall not be deemed to materially adversely affect the voting powers, rights or preferences of the holders of Series E Preferred Stock; and provided further, that if any such amendment, alteration or repeal would materially and adversely affect any voting powers, rights or preferences of the Series E Preferred Stock or another series of Parity Stock that are not enjoyed by some or all of the other series otherwise entitled to vote in accordance herewith, the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of all series similarly affected, similarly given, shall be required in lieu of the affirmative vote of at least 66-2/3% of the votes entitled to be cast by the holders of the Series E Preferred Stock and the Parity Stock otherwise entitled to vote in accordance herewith;

                     (ii)  A share exchange that affects the Series E  Preferred
Stock, a consolidation with or merger of the Trust into another entity, or a consolidation with or merger of another entity into the Trust, unless in each such case each share of Series E Preferred Stock (i) shall remain outstanding without a material and adverse change to its terms and rights or (ii) shall be converted into or exchanged for preferred shares of the surviving entity having preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption thereof identical to that of a share of Series E Preferred Stock (except for changes that do not materially and adversely affect the holders of the Series E Preferred Stock); or

                     (iii) The authorization or creation of, or the increase in the authorized amount of, any shares of any class, or any security convertible into shares of any class, ranking prior to the Series E Preferred Stock in the distribution of assets on any liquidation, dissolution or winding up of the Trust or in the payment of dividends; provided, however, that no such vote of the holders of Series E Preferred Stock shall be required if, at or prior to the time when such amendment, alteration or repeal is to take effect, or when the issuance of any such shares or convertible securities is to be made, as the case may be, provision is made for the redemption of all shares of Series E Preferred Stock at the time outstanding.

                  (d) Except as otherwise required by applicable law or as set forth herein, the Series E Preferred Stock shall not have any relative, participating, optional or other special voting rights and powers, and the consent of the holders thereof shall not be required for the taking of any corporate action.

     Section 10. Record Holders. The Trust and the Transfer Agent may deem and treat the record holder of any Series E Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Trust nor the Transfer Agent shall be affected by any notice to the contrary.

     Section 11. Sinking Fund. The Series E Preferred Stock shall not be entitled to the benefits of any retirement or sinking fund.

     Section 12. Ownership Limitation. Pursuant to the authority granted to the Board of Trustees under Article 2, Section 7(e) of the Charter, any Person who is not an individual within the meaning of Section 542(a)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), as modified by Section 856(h)(3) of the Code (referred to as an "Exempted Person"), that acquires Beneficial Ownership of shares of Series E Preferred Stock shall not be subject to the Ownership Limit with respect to the Series E Preferred Stock, subject to the condition that no Person who is an individual within the meaning of Section 542(a)(2) of the Code, as modified by Section 856(h)(3) of the Code and who Beneficially Owns any of the shares of Series E Preferred Stock owned directly by the Exempted Person at any time Beneficially Owns an amount of Series E Preferred Stock in excess of the Ownership Limit and that such Person does not own, actually or Constructively, an interest in a tenant of the Company (or a tenant of any entity owned or controlled by the Company in whole or in part) that would cause the Company to own, actually or Constructively, more than a 9.8% interest (as set forth in Section 856(h)(3) of the Code) in such tenant. Each Exempted Person who acquires shares of Series E Preferred Stock in reliance upon the conditional exemption set forth in the preceding sentence represents and warrants to the Trust as a condition of such reliance that each of the conditions set forth therein is satisfied at the time such Exempted Person acquired the shares of Series E Preferred Stock and will be satisfied throughout the period during which such Exempted Person Beneficially Owns the shares of Series E Preferred Stock. Each Exempted Person who acquires shares of Series E Preferred Stock in reliance upon the conditional exemption set forth in the second preceding sentence further agrees that in the event either of the conditions set forth in the second preceding sentence is at any time not satisfied, the exemption granted under this Section 12 no longer shall apply to such Exempted Person and all of the shares of Series E Preferred Stock Beneficially Owned by such Exempted Person shall be subject to all of the restrictions and remedies set forth in Article 2, Section 2 of the Charter (including, without limitation, the remedies set forth in Article 2, Section 7(d) of the Charter).